EXHIBIT 10.1

Brady Corporation
$250,000,000 Senior Notes, Series A
$300,000,000 Senior Notes, Series B
$250,000,000 Senior Notes, Series C

______________
Note Purchase Agreement
______________
Dated August 3, 2026

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Schedule A    —    Defined Terms
Schedule 1-A    —    Form of Senior Note, Series A
Schedule 1-B    —    Form of Senior Note, Series B
Schedule 1-C    —    Form of Senior Note, Series C
Schedule 1.2    —    Applicable Interest Rates for the Notes
Schedule 4.4(a)    —    Form of Opinion of Special Counsel for the Company
Schedule 4.4(b)    —    Form of Opinion of Purchasers’ Special Counsel
Schedule 5.3    —    Disclosure Materials
Schedule 5.4    —    Subsidiaries of the Company and Ownership of Subsidiary Stock
Schedule 5.5    —    Financial Statements
Schedule 5.15    —    Existing Indebtedness
Schedule 10.5    —    Existing Liens
Schedule 10.8    —    Dispositions
Schedule 10.9    —    Existing Investments
Purchaser Schedule    —    Information Relating to Purchasers

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BRADY CORPORATION
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
$250,000,000 Senior Notes, Series A
$300,000,000 Senior Notes, Series B
$250,000,000 Senior Notes, Series C

August 3, 2026
To Each of the Purchasers Listed in
    the Purchaser Schedule Hereto:
Ladies and Gentlemen:
Brady Corporation, a Wisconsin corporation (the “Company”), agrees with each of the Purchasers as follows:
Section 1.    Authorization of Notes.
    Section 1.1.    Description of Notes. The Company will authorize the issue and sale of (a) $250,000,000 aggregate principal amount of its Senior Notes, Series A, due on the Series A Maturity Date (the “Series A Notes”), (b) $300,000,000 aggregate principal amount of its Senior Notes, Series B, due on the Series B Maturity Date (the “Series B Notes”) and (c) $250,000,000 aggregate principal amount of its Senior Notes, Series C, due on the Series C Maturity Date (the “Series C Notes” and together with the Series A Notes and the Series B Notes, the “Notes”). The Notes shall be substantially in the forms set out in Schedule 1-A, Schedule 1-B and Schedule 1-C, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern. References to a “Series” of Notes shall refer to the Series A Notes, the Series B Notes or the Series C Notes, or all, as the context may require.
    Section 1.2.    Applicable Interest Rates, Interest Payment Dates and Maturity Dates for the Notes. Each Series of the Notes shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof at the applicable per annum interest rate set forth in Schedule 1.2 (each such rate being referred to herein as an “Applicable Interest Rate”) from the date of issuance, payable semi-annually, on the dates which are six (6) months and one (1) year after the date of the Closing and on each anniversary thereafter (each such date being referred to herein as an “Interest Payment Date”), until such principal amount shall have become due and payable, and, to the extent permitted by applicable law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the applicable Default Rate, payable semi-annually on each Interest Payment Date as aforesaid. The Maturity Date for the Series A Notes shall be the date

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
which is the five-year anniversary of the Closing (the “Series A Maturity Date”). The Maturity Date for the Series B Notes shall be the date which is the seven-year anniversary of the Closing (the “Series B Maturity Date”). The Maturity Date for the Series C Notes shall be the date which is the ten-year anniversary of the Closing (the “Series C Maturity Date”).
Section 2.    Sale and Purchase of Notes.
    Section 2.1.    Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the Series specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
    Section 2.2.    Subsidiary Guaranty. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty Agreement, dated as of the date of the Closing, in accordance with and subject to the provisions of Section 9.7 (the “Subsidiary Guaranty”).
Section 3.    Execution Date; Closing.
The execution and delivery of this Agreement shall occur as of the date of this Agreement (the “Execution Date”).
The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, Illinois 60606, at 8:00 a.m., Chicago time, at a closing (the “Closing”) on any date after the Execution Date and on or before the Outside Date as the Company may select with at least five (5) Business Days’ written notice to the Purchasers; provided, however, that the Applicable Interest Rate, the Interest Payment Dates and the Maturity Date for each Series of the Notes shall be determined in relation to the date of the Closing in accordance with Section 1.2 and Schedule 1.2. At the Closing the Company will deliver to each Purchaser the Notes of such Series to be purchased by such Purchaser in the form of a single Note for each such Series (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company specified in the funding instructions delivered by the Company pursuant to Section 4.10. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
conditions specified in Section 4 not having been fulfilled to such Purchaser’s reasonable satisfaction.

Notwithstanding anything to the contrary herein, the obligation of the Purchasers to purchase, and of the Company to issue and sell, the Notes at the Closing is subject, in addition to the other conditions set forth in Section 4, to the consummation of the PSS Acquisition on or prior to the Outside Date. The Closing shall occur only after satisfaction (or waiver by the Required Holders) of the conditions set forth in Section 4 and in any event on or before the Outside Date. If the PSS Acquisition has not been consummated on or before the Outside Date, (i) this Agreement shall terminate without further effect (other than for obligations that expressly survive pursuant to Section 15.3), (ii) each Purchaser shall be relieved of all further obligations under this Agreement with respect to the Notes without liability of any kind (other than for obligations that expressly survive pursuant to Section 15.3) and (iii) the Company shall pay a fee to each Purchaser equal to 1.00% (100 bps) of the aggregate principal amount of the Notes that were to be purchased by such Purchaser at the Closing had the Closing occurred, as set forth in the Purchaser Schedule, no later than 5 Business Days after the Outside Date. Such fee shall be paid by wire transfer of immediately available funds to the account to which each Purchaser has specified in the Purchaser Schedule for payments of principal and interest or to such other account of such Purchaser as to which such Purchaser provides the relevant account information in writing at least 5 Business Days prior to the payment of such fee.
Section 4.    Conditions to Closing.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:
    Section 4.1.    Representations and Warranties.
(a)Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and at the Closing.
(b)Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and at the Closing.
    Section 4.2.    Performance; No Default. The Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by it prior to or at the Closing. Immediately before and upon giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Change of Control, Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Presentation that would have been prohibited by Section 10 had such Section applied since such date.

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
    Section 4.3.    Compliance Certificates.
(a)Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.9 have been fulfilled.
(b)Secretary’s or Director’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of its Secretary, an Assistant Secretary, a Director or another appropriate representative, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.
(c)Officer’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.
(d)Secretary’s or Director’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary, an Assistant Secretary, a Director or another appropriate representative, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty and (ii) such Subsidiary Guarantor’s organizational documents as then in effect.
    Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing, (a) from Foley & Lardner LLP, special counsel for the Company and the Subsidiary Guarantors, covering the matters and substantially in the form set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, Purchasers’ special counsel addressed to the Purchasers, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
    Section 4.5.    Purchase Permitted by Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
    Section 4.6.    Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.
    Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Execution Date and the Closing the reasonable fees, charges and disbursements of Purchasers’ Special Counsel to the extent reflected in a reasonably detailed written statement of such counsel rendered to the Company at least one Business Day prior to the Execution Date or the Closing, as applicable.
    Section 4.8.    Private Placement Number. A Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services shall have been obtained for each Series of the Notes.
    Section 4.9.    Changes in Corporate Structure. Neither the Company nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the Execution Date (other than the PSS Acquisition).
    Section 4.10.    Funding Instructions. (a) At least five (5) Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number/SWIFT Code/IBAN, (iii) the account name and number into which the purchase price for the Notes is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section 4.10 at least five (5) Business Days prior to the date of Closing and (iv) contact information of a representative at the transferee bank and a representative at the Company available to confirm such instructions by telephone and e-mail.
(b)Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (equal to or less than $51.00) to the account identified in the written instructions no later than two (2) Business Days prior to the Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.
(c)If requested by a Purchaser at least two (2) Business Days prior to the date of the Closing, a Responsible Officer of the Company shall have confirmed such written instructions in a live video conference call made available to the Purchasers.
    Section 4.11.    Offeree Letter. BMO Capital Markets Corp. shall have delivered to the Company, its counsel and the counsel referred to in Section 4.4(b) an offeree letter, in form and

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
substance satisfactory to the Company and its counsel and Purchasers’ Special Counsel, confirming the manner of the offering of the Notes by such entity and the number of offerees.
    Section 4.12.    Debt Rating. The Company shall have delivered, or caused to be delivered, to such Purchaser, a Debt Rating issued by an Acceptable Rating Agency setting forth the initial Debt Rating for the Notes, which Debt Rating shall not be lower than BBB. In the event such Debt Rating is not a public rating, the Company will provide to each Purchaser a Private Rating Letter evidencing such Debt Rating and the related Private Rating Rationale Report with respect to such Debt Rating.
    Section 4.13.    Subsidiary Guaranty. The Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Subsidiary Guarantor, shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.
    Section 4.14.    Notice of Closing Date. At least five (5) Business Days prior to the date of the Closing, each Purchaser shall have received written notice signed by a Responsible Officer on letterhead of the Company confirming the date of the Closing.
    Section 4.15.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 5.    Representations and Warranties of the Company.
The Company represents and warrants to each Purchaser as of the date of this Agreement and as of the Closing that:
    Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing (or equivalent status) under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing (or equivalent status) in each jurisdiction where the nature of its business makes such qualification necessary, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it presently transacts, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
    Section 5.2.    Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
    Section 5.3.    Disclosure. The Company, through its agent, BMO Capital Markets Corp., has delivered to each Purchaser a copy of a Private Placement Investor Presentation, dated June 25, 2026 (the “Presentation”), relating to the transactions contemplated hereby. The Presentation fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Presentation, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to July 17, 2026 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Presentation and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not materially misleading in light of the circumstances under which they were made (it being recognized by the Purchasers that (a) any projections and forecasts provided by the Company or any Subsidiary are based on good faith estimates and assumptions believed by the Company or such Subsidiary to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts will likely differ from projected or forecasted results and (b) any information provided by the Company or any Subsidiary with respect to any Person or assets acquired or to be acquired by the Company or any Subsidiary shall, for all periods prior to the date of such acquisition, be limited to the knowledge of the Company or the acquiring Subsidiary after reasonable inquiry). Except as disclosed in the Disclosure Documents, since July 31, 2025, there has been no change in the financial condition, operations, business, properties, or prospects of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
    Section 5.4.    Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor.
(b)All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable (except, with respect to capital stock of a Wisconsin corporation, as otherwise provided in former Section 180.0622(2) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts incurred prior to June 14, 2006) and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
(c)Each Significant Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction where the nature of its business makes such qualification necessary, other than those jurisdictions as to which the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect. Each such Significant Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it presently transacts.
    Section 5.5.    Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and absence of footnotes). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.
    Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) violate any provision of applicable law or any order, decree or judgment of any court or other Governmental Authority which is binding on the Company or any other Note Party, (b) contravene or conflict with, or result in a breach of, any provision of the organizational documents of the Company or any other Note Party, (c) contravene or conflict with, or result in a Lien under, any material agreement, indenture, instrument or other document which is binding on the Company or any other Note Party or (d) as of the Execution Date, cause a default under any agreement or instrument with respect to Indebtedness of any Note Party having a principal or committed amount in excess of $50,000,000.
    Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes except (a) such as have been made or obtained and (b) for any such consents, approvals, authorization, registrations, filings or declarations the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.
    Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened in writing against the Company or any Significant Subsidiary or any property of the Company or any Significant Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
(b)Neither the Company nor any Significant Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 5.9.    Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) where failure of which to file and/or pay (as the case may be) could not reasonably be expected to have a Material Adverse Effect or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all Fiscal Years up to and including the Fiscal Year ended July 31, 2025.
    Section 5.10.    Title to Property. Each of the Company and each Significant Subsidiary owns good and, in the case of real property, indefeasible title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), except for such defects in title or interest that could not reasonably be expected to have a Material Adverse Effect.
    Section 5.11.    Licenses, Permits, Etc. The Company and its Significant Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, except as could not reasonably be expected to have a Material Adverse Effect.
    Section 5.12.    Compliance with ERISA. (a) During the twelve-consecutive-month period prior to the Execution Date or the Closing, (i) no steps have been taken to terminate any Pension Plan other than a “standard termination” in accordance with Section 4041(b) of ERISA and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to have a Material Adverse Effect.
(b)All contributions (if any) have been made to any Multiemployer Plan that are required to be made by the Company or any other member of the Controlled Group under the

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any material withdrawal liability with respect to any such plan or received notice of any claim or demand for material withdrawal liability or partial withdrawal liability from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Internal Revenue Code, that any such plan is or may be involuntarily terminated, or that any such plan is or may become insolvent; except, in each case under this clause (b), to the extent that the facts and circumstances causing such representation and warranty to be inaccurate could not reasonably be expected to have a Material Adverse Effect.
(c)Neither the Company nor any other Note Party is an entity deemed to hold Plan Assets.
(d)The present value of the aggregate benefit liabilities under each of the Pension Plans (other than Multiemployer Plans), determined as of the end of such Pension Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Pension Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Pension Plan allocable to such benefit liabilities.
(e)The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company, any Note Party, and their Subsidiaries is not Material.
(f)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(f) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
(g)All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company, each Note Party and their Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.
    Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than seventy-five (75) Institutional Investors (including the Purchasers), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has, with respect to the Notes, engaged in any form of “general solicitation or general advertising,” as defined under Rule 502(c) of the Securities Act. The Company has provided each Purchaser an opportunity to discuss with the Company’s management the financial statements delivered pursuant to Section 5.5, as well as the Company’s business, management, financial affairs and the terms and conditions of the offering of the Notes. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or delivery of any Guaranties to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction, including the jurisdiction that governs the Company’s internal affairs.
    Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder to provide funding for the PSS Acquisition and to pay related or ancillary costs and expenses, and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
    Section 5.15.    Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Significant Subsidiaries as of the Execution Date (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof) not otherwise permitted by Section 10.7, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Significant Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Material Indebtedness of the Company or such Significant Subsidiary and no event or condition exists with respect to any Material Indebtedness of the Company or any Significant Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Material Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)Except as disclosed in Schedule 5.15, neither the Company nor any Significant Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now

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owned or hereafter acquired, to be subject to a Lien that secures Indebtedness, in each case, which Lien is not permitted by Section 10.5.
(c)Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which prohibits the incurrence of the Notes, except as disclosed in Schedule 5.15.
    Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations, the European Union or the United Kingdom.
(b)Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)No part of the proceeds from the sale of the Notes hereunder:
(i)constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, in each case in violation of Economic Sanctions Laws (B) for any purpose that would cause any Purchaser to be in violation of any Economic Sanctions Laws or (C) otherwise in violation of any Economic Sanctions Laws;
(ii)will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(iii)will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
    Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act. Neither the Company nor any Subsidiary is

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an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.
    Section 5.18.    Environmental Matters. The Company conducts, in the ordinary course of business (in a manner sufficient to enable the Company to make the representation and warranty set forth in this Section 5.18), a review of the effect of existing Environmental Laws (excluding health, safety and land use matters) and existing Environmental Claims (excluding health, safety and land use matters) on its and its Significant Subsidiaries’ business, operation and properties, and as a result thereof, the Company has reasonably concluded that, except for matters for which adequate reserves are maintained, the aggregate effect of such Environmental Laws and Environmental Claims, could not reasonably be expected to have a Material Adverse Effect.
    Section 5.19.    Ranking of Obligations. The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company. The Subsidiary Guarantors’ payment obligation under the Subsidiary Guaranty rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of each Subsidiary Guarantor.
Section 6.    Representations of the Purchasers.
    Section 6.1.    Purchase for Investment. Each Purchaser severally represents that (i) it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) of Regulation D of the Securities Act and it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control and (ii) it has (or its investment manager or investment advisor has) knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Notes and it is able to bear the economic risk of holding the Notes for an indefinite period of time. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes, nor does it intend to do so and, in any event, a Purchaser shall only reoffer or resell the Notes purchased by it in accordance with any available exemption from the requirements of Section 5 of the Securities Act, except as aforesaid. Each Purchaser also severally represents that the Company has provided such Purchaser an opportunity to discuss with the Company’s management the financial statements delivered pursuant to Section 5.5, as well as the Company’s business management, financial affairs and the terms and conditions of the offering of the Notes.
    Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such

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Purchaser hereunder:(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)the Source constitutes assets of an “investment fund” (within the meaning of Section VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Section VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Sections I(c), I(g) (regarding eligibility), and I(k) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Section VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee

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organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)the Source is a governmental plan; or
(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
Section 7.    Information as to Company.
    Section 7.1.    Financial and Business Information. The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:
(a)Quarterly Statements — Promptly when available and in any event not later than the earlier of (x) five Business Days after the filing thereof with the SEC and (y) within 45 days after the end of each Fiscal Quarter (other than the last Fiscal Quarter of each Fiscal Year), duplicate copies of,
(i)a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such Fiscal Quarter, and
(ii)a consolidated statement of earnings for such Fiscal Quarter and consolidated statements of earnings and cash flows for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), and certified by a Senior Financial Officer as fairly presenting, in

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all material respects, the consolidated financial position of the companies being reported on and their results of operations for such period;
(b)Annual Statements — Promptly when available and in any event not later than the earlier of (x) five Business Days after the filing thereof with the SEC and (y) within 105 days after the end of each Fiscal Year, duplicate copies of
(i)a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such Fiscal Year, and
(ii)consolidated statements of earnings and cash flows for such Fiscal Year, accompanied by the report of Deloitte & Touche LLP or another nationally-recognized independent registered public accounting firm (the “Independent Auditor”), which report shall (A) state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP and (B) not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company’s or any Subsidiary’s records; provided that if such report of the Independent Auditor is a combined report (that is, one report containing an opinion on such consolidated financial statements, an opinion on internal controls over financial reporting and an opinion on management’s assessment of internal controls over financial reporting), then such report may include a qualification or limitation relating to the Company’s system of internal controls over financial reporting due to the exclusion of any acquired business from the scope of management’s assessment of internal controls over financial reporting to the extent such exclusion is permitted under provisions published by the Public Company Accounting Oversight Board, the SEC or another applicable Governmental Authority;
(c)SEC and Other Reports — except as otherwise provided in Section 7.1(a) and 7.1(b) above, promptly upon their becoming available and in any event not later than 15 days after the filing or sending thereof, one copy of (i) each financial statement, report, circular, notice, proxy statement or similar document sent by the Company or any Subsidiary (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally concerning Material developments in the business of any Note Party, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or such holder), and each prospectus and all amendments thereto filed by the Company or any Note Party with the SEC;
(d)Notice of Default or Event of Default — promptly, and in any event within 5 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice

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specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)Employee Benefits Matters — promptly, and in any event within 5 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or any member of the Controlled Group proposes to take with respect thereto:
(i)the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan other than a “standard termination” in accordance with Section 4041(b) of ERISA, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a lien under Section 303(k) of ERISA) or to any Multiemployer Plan (in each case if such failure could reasonably be expected to have a Material Adverse Effect), or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect, or any notice that any Multiemployer Plan is in reorganization, that Material increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less materially than that required under Section 412 of the Internal Revenue Code, that any such plan is or may be involuntarily terminated, or that any such plan is or may become insolvent; or
(ii)any Note Party becomes an entity deemed to hold Plan Assets; or
(iii)receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;
(f)any other event (including any violation of any Environmental Law or the assertion of any Environmental Claim) which could reasonably be expected to have a Material Adverse Effect;
(g)Notices from Governmental Authority — promptly, and in any event within 30 days after receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or

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other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(h)Outside Date – the occurrence of any extension of the Outside Date;
(i)Debt Rating — promptly following the occurrence thereof, and in any event within 5 days after such occurrence, notice of any change in the Debt Rating for the Notes (to the extent such Debt Rating is not a public rating); and
(j)Requested Information — with reasonable promptness, the Notes Register and such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes or the ability of a Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty as from time to time may be reasonably requested by any such Purchaser or such holder of a Note, including (x) information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes and (y) any “know your customer” information in connection with periodic updates or confirmation of information, significant events or changes to the Company’s or obligor group’s organizational structure (including changes in equity ownership or any acquisition of any interest in any other entity) for the purpose of completing a due diligence review or verifying compliance with Anti-Money Laundering Laws.
    Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a Purchaser or holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:
(a)Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10.6 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and
(b)Event of Default — certifying that such Senior Financial Officer has not become aware of any Default or Event of Default that has occurred and is continuing or,

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if there is any such event, describing it and what action the Company shall have taken or proposes to take with respect thereto.
(c)Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.
    Section 7.3.    Visitation. The Company shall permit the representatives of each Purchaser and holder of a Note that is an Institutional Investor:
(a)No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.
    Section 7.4.    Electronic Delivery. Documents required to be delivered pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date:
(a)on which such documents are delivered to each Purchaser or holder of a Note by e-mail at the e-mail address set forth in such Purchaser’s or holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;
(b)on which the Company (i) posts such documents, or provides a link thereto, on the Company’s website on the internet at its website address on the internet, which is located at https://www.bradyid.com/corporate/investors/financials as of the date of this Agreement, or (ii) publicly files such documents with the SEC; or

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(c)on which such documents are (i) available on the website of the SEC at http://www.sec.gov or (ii) posted on the Company’s behalf on an internet or intranet website, if any, to which each Purchaser and each holder of Notes has free access;
provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver, clickwrap agreement or other agreement, or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of clauses (b) or (c), the Company shall have given each Purchaser and each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, and provided further, that upon request of any Purchaser or holder to receive paper copies of such documents or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.
Section 8.    Payment and Prepayment of the Notes.
    Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of each Note, together with all interest accrued thereon to the Maturity Date shall be due and payable on the Maturity Date thereof.
    Section 8.2.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5.0% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated for the proposed prepayment date, but using interest rates as of the date of such notice), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
    Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of each partial prepayment of the Notes pursuant to Section 8.8, the principal amount of the

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Notes to be prepaid shall be allocated to those Notes with respect to which the offer of prepayment was accepted or deemed accepted.
    Section 8.4.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and (without duplication) the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and (without duplication) Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
    Section 8.5.    Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions (taking into account the differences in the maturity and interest rate of the different Series of Notes). Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer and shall remain open for at least ten (10) Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least ten (10) Business Days from its receipt of such notice to accept such offer. A failure by a holder of Notes to respond to an offer to purchase made pursuant to subpart (b) of this Section 8.5 shall be deemed to constitute a rejection of such offer by such holder. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
    Section 8.6.    Make-Whole Amount.
The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal

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from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life as of such Settlement Date, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life as of such Settlement Date, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the

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Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
    Section 8.7.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
    Section 8.8.    Change of Control Prepayment Offer.
(a)Notice of Change of Control. The Company will, promptly after the consummation of any Change of Control, and in any event within 15 Business Days after any Responsible Officer has knowledge of the consummation of any Change of Control, give written notice of such Change of Control to each holder of Notes (the “Notice of Change of Control”). The Notice of Change of Control shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this Section 8.8 and the rights of the holders hereunder and (iii) contain and constitute an offer by the Company to prepay the Notes as described in subparagraph (b) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.8.
(b)Offer to Prepay Notes. The offer to prepay the Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all the Notes held by each holder, or any portion of Notes which such offer is accepted on a date specified in such offer (the “Change of Control Prepayment Date”) which shall be a Business Day not less than 10 days and not more than 60 days after such notice is sent.
(c)Acceptance/Rejection. A holder of Notes (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) may accept the offer made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company not later than 10 Business Days after receipt by such holder of the Notice of Change of Control. Any holder of multiple Notes bearing the same registered holder name may, at its option, choose among its Notes as to which Notes, if any, and whether in full or for which portion thereof, it is accepting the offer of prepayment pursuant to

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this Section 8.8 and shall designate in its notice of acceptance as to the specific Notes, if any, or portions thereof, being accepted for prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.
(d)Prepayment. On the Change of Control Prepayment Date, the Company shall pay to each holder the aggregate outstanding principal amount of any Note (or portion thereof) with regard to which such holder has accepted such prepayment offer together with interest accrued thereon to the date of such prepayment, but without any Make-Whole Amount or other premium. The prepayment shall be made on the Change of Control Prepayment Date.
(e)Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Change of Control Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid which shall be 100% of the principal amount thereof; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Change of Control Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature of and date or proposed date of the Change of Control.
(f)Certain Definitions.
    “Change of Control” means (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) (excluding (x) any employee benefit plan of the Company or any of its Subsidiaries, (y) any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (z) Elizabeth Brady, William Brady and their descendants or any trusts established for them or their descendants, and the W. H. Brady Foundation, Inc.) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of one‑third (1/3) or more of the outstanding shares of common stock of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully diluted basis; (ii) during any 12-month period, individuals who at the beginning of such period constituted the Company’s board of directors (together with any new directors whose election by the Company’s board of directors or whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company; or (iii) the Company fails to own (directly or indirectly) 100% of the outstanding Capital Stock of any Designated Borrower other than as a result of any transaction where such Designated Borrower ceases to be a Designated Borrower.
(g)All calculations contemplated in this Section 8.8 involving the Capital Stock of any Person shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of Capital Stock of such Person were exercised at such time.

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Section 9.    Affirmative Covenants.
The Company covenants that from and after the Execution Date and so long as any of the Notes are outstanding:
    Section 9.1.    Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Significant Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 9.2.    Insurance. The Company will, and will cause each of its Significant Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
    Section 9.3.    Maintenance of Properties. The Company will, and will cause each of its Significant Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 9.4.    Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the

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Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 9.5.    Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Sections 10.2 and 10.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Significant Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Significant Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
    Section 9.6.    Books and Records. The Company will, and will cause each of its Significant Subsidiaries to, maintain proper books of record and account, in all material respects sufficient to prepare financial statements in conformity with GAAP, and in accordance in all material respects with all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Significant Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Significant Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Significant Subsidiaries to, continue to maintain such a system.
    Section 9.7.    Subsidiary Guarantors. (a) The Company will cause each of its Domestic Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:
(i)join the Subsidiary Guaranty by execution of a joinder or supplement to the Subsidiary Guaranty (a “Joinder Agreement”) in form and substance reasonably satisfactory to the Required Holders; and
(ii)deliver the following to each holder of a Note:
(A)an executed counterpart of such Joinder Agreement;
(B)a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary and such Joinder Agreement rather than the Company);
(C)all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where

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applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Joinder Agreement and the performance by such Subsidiary of its obligations thereunder; and
(D)an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Joinder Agreement as the Required Holders may reasonably request.
(b)At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor that is a party to a Subsidiary Guaranty may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (ii) at the time of, and upon giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under the Primary Credit Agreement, any fee or other form of consideration is given to any holder of Indebtedness under the Primary Credit Agreement for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv). In the event of any such release, for purposes of Section 10.7, all Indebtedness of such Subsidiary shall be deemed to have been incurred concurrently with such release.
    Section 9.8.    Priority of Obligations. (a) The Company will ensure that its payment obligations under this Agreement and the Notes, and the payment obligations of any Subsidiary Guarantor under its Subsidiary Guaranty, will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company and such Subsidiary Guarantor, as applicable.
(b)Each Note Party agrees that all intercompany Indebtedness among Note Parties (the “Intercompany Debt”) is subordinated in right of payment, to the prior payment in full of all obligations under this Agreement and the Notes. Notwithstanding any provision of this Agreement to the contrary, provided that no Default or Event of Default has occurred and is continuing, the Note Parties may make and receive payments with respect to the Intercompany Debt to the extent otherwise permitted by this Agreement; provided, that in the event of and during the continuation of any Default or Event of Default, no payment shall be made by or on behalf of any Note Party on account of any Intercompany Debt. In the event that any Note Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section 9.8(b), such payment shall be held by such Note Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders of the Notes.

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    Section 9.9.    Rating on the Notes. (a) The Company shall at all times maintain a Debt Rating for the Notes from an Acceptable Rating Agency.
(b)At any time that the Debt Rating maintained pursuant to clause (a) above is not a public rating, the Company shall provide to each holder of a Note (x) at least annually (on or before each anniversary of the date of the Closing) and (y) promptly upon any change in such Debt Rating, an updated Private Rating Letter evidencing such Debt Rating and an updated Private Rating Rationale Report with respect to such Debt Rating. In addition to the foregoing information and any information specifically required to be included in any Private Rating Letter or Private Rating Rationale Report (as set forth in the respective definitions thereof), if the SVO or any other governmental authority having jurisdiction over any holder of any Notes from time to time requires any additional information with respect to the Debt Rating of the Notes, the Company shall use commercially reasonable efforts to procure such information from the Acceptable Rating Agency.
    Section 9.10.    Anti-Corruption Laws. The Company will, and will cause each other Note Party to, conduct its business in compliance in all material respects with Anti-Corruption Laws and maintain policies and procedures designed to promote and achieve compliance with such laws.
Section 9.11.    Most Favored Lender. (a) If at any time a Material Credit Facility contains a Financial Covenant, an affirmative covenant or a negative covenant that is more favorable to the lenders under such Material Credit Facility than the covenants, definitions and/or defaults contained in this Agreement (any such Financial Covenant, affirmative covenant or negative covenant (including any necessary definition), a “More Favorable Covenant”), then the Company shall provide a Most Favored Lender Notice in respect of such More Favorable Covenant. Such More Favorable Covenant shall be deemed automatically incorporated by reference into Section 9 or Section 10, as applicable, of this Agreement, mutatis mutandis, as if set forth in full herein, effective as of the date (i) in the case of any More Favorable Covenant in effect on the date of this Agreement, on the date of this Agreement and (ii) in the case of any More Favorable Covenant that becomes effective after the date of this Agreement, when such More Favorable Covenant shall have become effective under such Material Credit Facility, unless waived in writing by the Required Holders within 15 days after each holder’s receipt of such notice of such More Favorable Covenant.
(b)Any More Favorable Covenant incorporated into this Agreement (herein referred to as an “Incorporated Covenant”) pursuant to this Section 9.11 (i) shall be deemed automatically amended herein to reflect any subsequent amendments made to such More Favorable Covenant under the applicable Material Credit Facility; provided that, if an Event of Default then exists and the amendment of such More Favorable Covenant would make such covenant less restrictive on the Company, such Incorporated Covenant shall only be deemed automatically amended at such time, if it should occur, when such Event of Default no longer exists and (ii) shall be deemed automatically deleted, waived or cured (as applicable) from this Agreement at such time as such More Favorable Covenant is deleted or otherwise removed, waived or cured (as applicable) from the applicable Material Credit Facility or such applicable Material Credit Facility ceases to be a Material Credit Facility or shall be repaid or terminated;

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provided that, if an Event of Default then exists, such Incorporated Covenant shall only be deemed automatically deleted from this Agreement, waived or cured, as applicable, at such time, if it should occur, when such Event of Default no longer exists; provided further, however, that if any fee or other consideration shall be given to the lenders under such Material Credit Facility for such amendment or deletion, the equivalent of such fee or other consideration shall be given, pro rata, to the holders of the Notes. Upon the request of the Company, the holders of Notes shall (at the Company’s sole cost and expense) enter into any additional agreement or amendment to this Agreement requested by the Company evidencing the waiver, supplement, modification or amendment or deletion of any such Incorporated Covenant in accordance with the terms hereof. In determining whether a breach of any Incorporated Covenant shall constitute a Default or an Event of Default, the period of grace or cure, if any, applicable to such Incorporated Covenant in the applicable Material Credit Facility shall apply.
(c)“Most Favored Lender Notice” means, in respect of any More Favorable Covenant, a written notice to each of the holders of the Notes delivered promptly, and in any event within ten Business Days after the inclusion of such More Favorable Covenant in any Material Credit Facility (including by way of amendment or other modification of any existing provision thereof) from a Responsible Officer of the Company referring to the provisions of this Section 9.11 and setting forth a reasonably detailed description of such More Favorable Covenant (including any defined terms used therein) and related explanatory calculations, as applicable.
(d)Additionally, notwithstanding the foregoing, no covenant, definition or default expressly set forth in this Agreement as of the date of this Agreement (or incorporated into this Agreement by an amendment or modification to this Agreement other than pursuant to this Section 9.11) shall be deemed to be amended to be less restrictive on the Company or deleted in any respect by virtue of the provisions of this Section 9.11.
Section 10.    Negative Covenants.
The Company covenants that from and after the Execution Date and so long as any of the Notes are outstanding:
    Section 10.1.    Transactions with Affiliates. The Company will not, and will not permit any Note Party or any Designated Borrower to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary or a Person that becomes a Subsidiary as a result of such transaction(s)), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Note Party’s or Designated Borrower’s business and upon terms, taken as a whole, no less favorable to the Company or such Note Party or Designated Borrower than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate, provided that this Section 10.1 shall not prohibit:
(a)capital contributions and dividends and other distributions with respect to the Capital Stock of the Company or such Note Party;

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(b)any employment or severance agreement and any amendment thereto entered into by the Company or any other Note Party in the ordinary course of business;
(c)the payment of reasonable directors’ fees and benefits;
(d)the provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by applicable law;
(e)non-interest bearing (or below-market interest-bearing) intercompany loans or other advances in the ordinary course of business and consistent with past practice;
(f)the payment of employee salaries, bonuses and employee benefits in the ordinary course of business;
(g)sales or leases of goods to Affiliates in the ordinary course of business for less than fair market value, but for not less than cost;
(h)[reserved];
(i)transactions effected as part of a Permitted Securitization;
(j)any transaction permitted under Section 10.2, 10.7 (provided that no Note Party may forgive Indebtedness owing to it by an Affiliate that is not a Note Party), 10.8 or 10.9; or
(k)any other transaction or series of related transactions with Affiliates with consideration not in excess of $2,500,000.
    Section 10.2.    Merger, Consolidation, Etc. The Company will not, and will not permit any Significant Subsidiary to, be a party to any merger or consolidation, consummate any Delaware LLC Division, or sell, transfer, convey or lease all or substantially all of its assets, except for:
(a)in the case of a Delaware LLC Division (i) of a Note Party, immediately upon the consummation of such Delaware LLC Division, the assets of such applicable dividing person are held by one or more Wholly-Owned Subsidiaries which are (or shall simultaneously become, pursuant to Section 9.7) Subsidiary Guarantors, (ii) of a Significant Subsidiary, immediately upon the consummation of such Delaware LLC Division, the assets of such applicable dividing person are held by one or more Significant Subsidiaries and (iii) a Subsidiary, immediately upon the consummation of such Delaware LLC Division, the assets of such applicable dividing person are held by one or more Subsidiaries; in each case, at such time, or, with respect to assets not so held in accordance with clauses (i)-(iii) above, such Delaware LLC Division, in the aggregate, would otherwise result in a disposition expressly permitted by Section 10.8;

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(b)in the case of any such transaction involving the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, division, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such successor, survivor or acquirer, (i) such successor, survivor or acquirer shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such successor, survivor or acquirer shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;
(c)in the case of any such transaction involving a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, division, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety, as the case may be, shall be (1) the Company, such Subsidiary Guarantor or another Subsidiary Guarantor; (2) a solvent corporation or limited liability company (other than the Company or another Subsidiary Guarantor) that is organized and existing under the laws of the United States or any state thereof (including the District of Columbia) and, if such Subsidiary Guarantor is not such successor, survivor or acquirer, (A) such successor, survivor or acquirer shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Subsidiary Guaranty of such Subsidiary Guarantor and (B) the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; or (3) any other Person so long as the transaction is treated as a disposition of all of the assets of such Subsidiary Guarantor for purposes of Section 10.8 and, based on such characterization, would be permitted pursuant to Section 10.8;
(d)in the case of any such transaction involving a Significant Subsidiary that is not a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, division, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety, as the case may be, shall be (1) a Note Party or another Subsidiary; or (2)  any other Person so long as the transaction is treated as a disposition of all of the assets of such Significant Subsidiary for purposes of Section 10.8 and, based on such characterization, would be permitted pursuant to Section 10.8;
(e)each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of

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transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and
(f)immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.
No such conveyance, division, transfer or lease of all or substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor, as the case may be, or any successor, survivor or acquirer that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under (x) this Agreement or the Notes (in the case of the Company) or (y) the Subsidiary Guaranty (in the case of any Subsidiary Guarantor), unless, in the case of the conveyance, division, transfer or lease of all or substantially all of the assets of a Subsidiary Guarantor, such Subsidiary Guarantor is released from its Subsidiary Guaranty in accordance with Section 9.7(b) in connection with or immediately following such conveyance, division, transfer or lease.
    Section 10.3.    Line of Business. The Company will not, and will not permit any Significant Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Significant Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business (inclusive of businesses reasonably related, ancillary, similar, complementary or synergistic thereto or reasonable extensions, developments or expansions thereof) in which the Company and its Significant Subsidiaries, taken as a whole, are engaged (a) prior to the PSS Acquisition Date, as of the date of this Agreement as described in the Presentation, and (b) on and after the PSS Acquisition Date, as of the PSS Acquisition Date.
    Section 10.4.    Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder or affiliate, or (ii) is prohibited by or subject to sanctions under any Economic Sanctions Laws.
    Section 10.5.    Liens. The Company will not and will not permit any Significant Subsidiary or Securitization Subsidiary to create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:
(a)Liens for taxes or other governmental charges not at the time delinquent for more than 90 days or thereafter payable without penalty or being contested in good faith by appropriate action and, in each case, for which it maintains adequate reserves;

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(b)Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, (ii) Liens incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations, and (iii) Liens deemed to exist in connection with investments in repurchase agreements not prohibited by this Agreement) for sums not overdue for a period of more than 30 days or, if more than 30 days overdue, being contested in good faith by appropriate action and not involving borrowed money, and, in each case, for which it maintains adequate reserves;
(c)Liens identified in Schedule 10.5 and any refinancing, renewal, extension or replacement of any such Lien (to the extent the aggregate principal amount of the Indebtedness or other obligation secured thereby is not increased and so long as the scope of the property subject to such Lien is not increased);
(d)(x) attachments, appeal bonds, judgments and other similar Liens arising in connection with court proceedings in the ordinary course of business and (y) Liens resulting from judgments arising in connection with court proceedings that do not result in any Default or Event of Default, for an aggregate amount (with all other Liens existing pursuant to this clause (d)(y)) at the time of incurrence not exceeding the greater of (i) (A) prior to the occurrence of the PSS Acquisition Date, $35,000,000, or (B) on and after the occurrence of the PSS Acquisition Date, $50,000,000, and (ii) 3.5% of the consolidated tangible assets of the Company and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b), provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate action;
(e)(i) zoning, building, entitlement and other land use regulations with which the normal operation of the business of the Company and its Subsidiaries complies; (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of real property; and (iii) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens, in each of the foregoing cases that is not interfering in any material respect with the ordinary conduct of the business of the Company, any Significant Subsidiary or any Domestic Subsidiary (other than Excluded Subsidiaries);
(f)Liens on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or otherwise becoming a Subsidiary and Liens on assets existing at the time of acquisition (by merger or otherwise) of such property by the Company or a Subsidiary and on proceeds thereof, and in each case not created in contemplation thereof or of such Person becoming a Subsidiary, provided that such Liens do not extend to or cover additional types of assets, and, in each case, any refinancing, renewal, extension or replacement of any such Lien (to the extent the aggregate principal amount of the Indebtedness or other obligation secured thereby is not increased and so long as the scope of the property subject to such Lien is not increased);

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(g)Liens securing Indebtedness permitted by Section 10.7(b) (including, without limitation, Liens of sellers of goods arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law) or any refinancing, renewal, extension or replacement thereof (to the extent the aggregate principal amount of such Indebtedness is not increased); provided that such Lien attaches solely to the property so acquired, constructed or improved in such transaction (provided that individual financings under Section 10.7(b) provided by one Person (or an Affiliate thereof) may be cross-collateralized to other financings provided by such Person and its Affiliates that are permitted by Section 10.7(b));
(h)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution (including, without limitation, Liens of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection) and/or Liens arising in the ordinary course of business with respect to deposit accounts relating to intercompany cash pooling, interest set-off and/or sweeping arrangements; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or the applicable Subsidiary in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System and (ii) such deposit account is not intended by the Company or the applicable Subsidiary to provide collateral to such depository institution;
(i)Liens securing Securitization Obligations;
(j)(i) Liens arising under any Note Document, (ii) Liens in favor of any Note Party, (iii) Liens on the assets of any non-Note Party in favor of the Company or any of its Subsidiaries, (iv) Liens on the assets of any Foreign Subsidiary in favor of any other Foreign Subsidiary; and (v) Liens on the assets of any Subsidiary that is not a Note Party in connection with an Investment permitted pursuant Section 10.9(d);
(k)any interest of title of a lessor under leases permitted by this Agreement;
(l)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods (including Liens arising under Section 2-507 of the Uniform Commercial Code) entered into by the Company or any Subsidiary in the ordinary course of business;
(m)Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(n)security given to a public utility or any Governmental Authority when required by such public utility or Governmental Authority in connection with operations of the Company or any Subsidiary in the ordinary course of business;

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(o)receipt of progress payments and advances from customers in the ordinary course of business to the extent the same create Liens on the related inventory and proceeds thereof;
(p)pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Company or any of its Subsidiaries;
(q)any interest or title of an owner of equipment or inventory on loan or consignment to the Company or any of its Subsidiaries and Liens arising from precautionary UCC financing statement filings (or equivalent filings, registrations or agreements in foreign jurisdictions) made in respect of operating leases entered into by the Company or any Subsidiary in the ordinary course of business;
(r)Liens created or deemed to exist in connection with any sale, transfer, conveyance or other disposition of accounts receivable not prohibited by this Agreement, but only to the extent that any such Lien relates to the applicable accounts receivable actually sold, transferred conveyed or otherwise disposed of;
(s)leases, subleases, licenses or sublicenses (including, in the case of licenses and sublicenses, of intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Subsidiary and do not secure any Indebtedness; and
(t)other Liens so long as, at the time of incurrence of the obligations secured by such Lien, the aggregate amount of all obligations secured by Liens incurred pursuant to this clause (t) shall not exceed the greater of (i) (A) prior to the occurrence of the PSS Acquisition Date, $65,000,000, or (B) on and after the occurrence of the PSS Acquisition Date, $110,000,000, and (ii) 6.5% of the consolidated tangible assets of the Company and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b); provided that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this Section 10.5(t) any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.
Any Lien permitted above on any property may extend to the identifiable proceeds of such property.
    Section 10.6.    Financial Covenants.

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(a)Consolidated Net Leverage Ratio. The Company will not permit the Consolidated Net Leverage Ratio as of the last day of any Computation Period to exceed 3.50 to 1.0; provided, that upon the consummation of the PSS Acquisition, the Consolidated Net Leverage Ratio as of the last day of any Computation Period shall not exceed, (i) for the four Computation Periods ending after the PSS Acquisition Date, 4.00 to 1.0, (ii) for the four Computation Periods ending after the first anniversary of the PSS Acquisition Date, 3.75 to 1.0 and (iii) thereafter, 3.50 to 1.0; provided, further, however, that in connection with any Qualified Acquisition, the maximum Consolidated Net Leverage Ratio shall increase to 4.00 to 1.0 for the four consecutive Fiscal Quarter period beginning with, if an individual Qualified Acquisition, the quarter in which such Qualified Acquisition occurs, or, if a series of Qualified Acquisitions, the quarter in which the last Qualified Acquisition occurs (a “Permitted Acquisition Holiday”), so long as after any such Permitted Acquisition Holiday, the Consolidated Net Leverage Ratio reported by the Company under this Section 10.6(a) shall be no greater than the then applicable maximum Consolidated Net Leverage Ratio (without giving effect to any Permitted Acquisition Holiday) for at least one Fiscal Quarter, before becoming eligible to exercise another Permitted Acquisition Holiday. At any time after the definitive agreement for any Qualified Acquisition shall have been executed (or, in the case of a Qualified Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Qualified Acquisition (or termination of the definitive documentation in respect thereof (or such later date as such Indebtedness ceases to constitute Acquisition Debt as set forth in the definition of “Acquisition Debt”)), any Acquisition Debt (and the proceeds of such Acquisition Debt) shall be excluded from the determination of Consolidated Net Leverage Ratio for purposes of this Section 10.6; provided that such Indebtedness shall constitute Acquisition Debt solely for the period commencing on the date of incurrence thereof to the earlier of the six-month anniversary of such date of incurrence, or, if earlier, the date such Indebtedness shall be repaid, redeemed and/or discharged pursuant to the proviso to the definition of “Acquisition Debt”.
(b)Consolidated Interest Coverage Ratio. The Company will not permit the Consolidated Interest Coverage Ratio as of the last day of any Computation Period to be less than 3.00 to 1.0.
    Section 10.7.    Limitations on Indebtedness. The Company will not and not permit any Significant Subsidiary or any Securitization Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness arising under the Note Documents;
(b)Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital asset (including (i) obligations under Capital Leases and (ii) Indebtedness assumed in connection with the acquisition of any such asset or secured by a Lien on such asset prior to the acquisition thereof (and not incurred in contemplation of such acquisition)); provided that (x) such Indebtedness is incurred prior to or substantially concurrently with such acquisition or not later than 270 days following the completion of such construction or improvement, as the case may be, (y) such Indebtedness does not exceed the cost of such asset as of the date of such acquisition or completion of construction thereof or of such improvement on the date of completion

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thereof, as the case may be, and (z) the aggregate outstanding principal amount of all Indebtedness described in this clause (b) does not at the time of incurrence of any such Indebtedness exceed the greater of (A) (1) prior to the occurrence of the PSS Acquisition Date, $65,000,000, or (2) on and after the occurrence of the PSS Acquisition Date, $110,000,000, and (B) 6.5% of the consolidated tangible assets of the Company and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b);
(c)Indebtedness secured by Liens permitted by Section 10.5(c), 10.5(f) or 10.5(t);
(d)Indebtedness (or any undrawn commitment therefor) existing on the Execution Date and listed in Schedule 5.15;
(e)refinancings, extensions or renewals of any of the foregoing Indebtedness to the extent the principal amount thereof is not increased (including extensions, renewals or replacements of guarantees in respect of such Indebtedness as so refinanced, extended or renewed);
(f)Subordinated Debt;
(g)Hedging Obligations incurred in the ordinary course of business for bona fide hedging purposes and not for speculation and Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearing house arrangements and other cash management and similar arrangements, in each case in the ordinary course of business;
(h)Indebtedness of a Person acquired in connection with a Permitted Acquisition that was not incurred in contemplation thereof;
(i)Indebtedness of the Company or a Significant Subsidiary as an account party in respect of trade and standby letters of credit;
(j)Indebtedness arising under surety, custom and similar bonds in the ordinary course of business consistent with past practice;
(k)Securitization Obligations in an aggregate outstanding amount not exceeding at the time of incurrence of any such Securitization Obligations the greater of (i) (A) prior to the occurrence of the PSS Acquisition Date, $125,000,000, or (B) on and after the occurrence of the PSS Acquisition Date, $210,000,000, and (ii) 12.5% of the consolidated tangible assets of the Company and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b); provided, that the aggregate outstanding amount of all Securitization Obligations of the Company and the Domestic Subsidiaries of the Company shall not exceed the greater of (i) (A) prior to the occurrence of the PSS Acquisition Date, $50,000,000, or (B) on and after the occurrence of the PSS Acquisition

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
Date, $100,000,000, and (ii) 5.0% of the consolidated tangible assets of the Company and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b);
(l)Indebtedness arising under the Primary Credit Agreement (including, for the avoidance of doubt, any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof);
(m)Indebtedness arising under any Additional Note Purchase Agreement or any Additional Senior Notes (and renewals, refinancings and extensions thereof) and any guarantee of the foregoing;
(n)Suretyship Liabilities of the Company with respect to Indebtedness permitted hereunder (but subject to any limitations otherwise applicable to the Company to incur such Indebtedness directly);
(o)Indebtedness of a Foreign Subsidiary;
(p)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;
(q)Suretyship Liabilities of the Company or any Subsidiary with respect to (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business and (ii) workers’ compensation and similar obligations of the Company and its Subsidiaries incurred in the ordinary course of business;
(r)other unsecured Indebtedness and, subject to Section 9.7, any guaranty thereof; and
(s)to the extent constituting Indebtedness, Investments permitted under Section 10.9;
provided that, at the time of incurrence of Indebtedness described in clause (m), clause (o) or clause (r) after the Execution Date, (i) the Company is in pro forma compliance with the covenants set forth in Section 10.6 and (ii) no Default or Event of Default shall exist or result from the incurrence of such Indebtedness.
    Section 10.8.    Dispositions. The Company will not and not permit any Significant Subsidiary to sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any receivables, except for:
(a)transactions permitted by Section 10.2 and Section 10.9;

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(b)dispositions of accounts receivable, lease receivables, other financial assets and other rights and related assets pursuant to a Permitted Securitization or any factoring transaction;
(c)dispositions of inventory, worn-out, obsolete or surplus equipment and equipment that is no longer used or useful in the conduct of business of the Company and its Subsidiaries, in each case, in the ordinary course of business and cash, Cash Equivalents and marketable securities in the ordinary course of business;
(d)dispositions of accounts receivable with extended terms and dispositions of defaulted accounts receivable without credit recourse in transactions that do not constitute securitizations, in each case in the ordinary course of business consistent with past practice of the Company and/or any of its Subsidiaries;
(e)sales and dispositions of assets (including Capital Stock of Subsidiaries) purchased in connection with (and as a direct result of) a Permitted Acquisition;
(f)dispositions of property in the ordinary course of business to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement equipment or other revenue-producing property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement or other revenue-producing property;
(g)dispositions of property to the Company or any Subsidiary; provided, that if the transferor of such property is a Note Party (i) the transferee thereof must be a Note Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 10.9;
(h)to the extent constituting a disposition, Investments permitted under Section 10.9(n);
(i)dispositions set forth on Schedule 10.8; and
(j)other sales and dispositions of assets so long as no Default or Event of Default exists or would exist immediately after giving effect thereto; provided that the aggregate fair market value of all tangible property (including, for the avoidance of doubt, real property) and intellectual property disposed of by the Note Parties pursuant to this clause (j) shall not exceed 20% of consolidated tangible assets of the Company and its Subsidiaries in any individual Fiscal Year and 30% of consolidated tangible assets of the Company and its Subsidiaries in the aggregate during the term of this Agreement, in each case, as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b).
For the avoidance of doubt, the granting of a Lien to secure the repayment of Indebtedness or other obligations shall not, in and of itself, constitute a conveyance or transfer of assets pursuant to this Section 10.8.

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    Section 10.9.    Investments. The Company will not and will not permit any Significant Subsidiary to make any Investments, except:
(a)Investments held in the form of cash or Cash Equivalents;
(b)Investments existing or committed to as of the Execution Date and set forth in Schedule 10.9 (and any modification, replacement, renewal or extension thereof, to the extent that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted under this Section 10.9);
(c)Investments in any Person that is a Note Party (or a Designated Borrower, so long as such Investment is permitted by the Primary Credit Agreement) prior to giving effect to such Investment;
(d)Investments by any Subsidiary that is not a Note Party in any other Subsidiary;
(e)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and other advances, prepayments and credits to suppliers in the ordinary course of business, and Investments (including debt obligations) received in connection with bankruptcy or reorganization of suppliers, customers and other account debtors (or received in satisfaction or partial satisfaction thereof from financially troubled account debtors) to the extent reasonably necessary to prevent or limit loss and in full or partial settlement of delinquent obligations of, and other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business;
(f)loans and advances to officers, directors and employees of the Company or any Subsidiary in connection with travel, entertainment, relocation and analogous ordinary business purposes and advances of payroll payments to employees in the ordinary course of business;
(g)Suretyship Liabilities permitted by Section 10.7;
(h)Permitted Acquisitions;
(i)promissory notes and other noncash consideration received from credit-worthy obligors in connection with dispositions permitted under Section 10.8;
(j)Investments in non-qualified employee benefit plans, including deferred compensation plans;
(k)Investments in partnerships, joint ventures and any other non-Wholly-Owned Subsidiary where the aggregate amount of such Investments (excluding any such Investment existing or committed for on the Execution Date and listed on Schedule 10.9) outstanding at any one time does not exceed the greater of (i) (A) prior to the occurrence

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of the PSS Acquisition Date, $65,000,000, and (B) on and after the occurrence of the PSS Acquisition Date, $110,000,000, and (ii) 6.5% of consolidated tangible assets of the Company and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b); provided that no Note Party may become a general partner in any partnership;
(l)Investments by a Note Party in a Subsidiary that is not a Note Party for purposes of funding a Permitted Acquisition so long as the sum of (i) unrestricted cash of the Company and its Domestic Subsidiaries plus (ii) unutilized availability under the Aggregate Revolving Commitments (as defined in the Primary Credit Agreement) is at least $50,000,000;
(m)any Investment made by a Note Party in a Subsidiary that is not a Note Party with cash proceeds received from distributions from Subsidiaries that are not Note Parties to the extent such Investment is made within 30 days of the receipt of such cash proceeds;
(n)Investments consisting of the transfer of Capital Stock or Indebtedness (other than Obligations (as defined in the Primary Credit Agreement)) of a Foreign Subsidiary to the Company or any other Subsidiary of the Company; provided that Indebtedness of a Foreign Subsidiary shall not be transferred to a Note Party unless such Note Party would be permitted to incur such Indebtedness pursuant to Section 10.7;
(o)any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business;
(p)Investments by a Note Party in a Subsidiary that is not a Note Party made after the Execution Date, provided that at the time such Investment is made, the aggregate amount of all Investments outstanding at any one time pursuant to this clause (p) shall not exceed the greater of (x) (i) prior to the occurrence of the PSS Acquisition Date, $65,000,000, or (ii) on and after the occurrence of the PSS Acquisition Date, $110,000,000, and (y) 6.5% of consolidated tangible assets of the Company and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b); and
(q)in addition to Investments otherwise permitted under this Section 10.9, Investments of any nature, provided that at the time such Investment is made, the aggregate amount of all Investments outstanding at any one time pursuant to this clause (q) shall not exceed the greater of (x) (i) prior to the occurrence of the PSS Acquisition Date, $125,000,000, or (ii) on and after the occurrence of the PSS Acquisition Date, $210,000,000, and (y) 12.5% of consolidated tangible assets of the Company and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b).

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    Section 10.10.    Priority Debt. The Company will not at any time permit Priority Debt to exceed 8% of consolidated tangible assets of the Company and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b).
    Section 10.11.    Restricted Payments. The Company will not, nor will it permit any Subsidiary to, declare or make any Restricted Payment, except:
(a)the Company may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its common stock or in rights or options to acquire such common stock;
(b)Subsidiaries may declare and make Restricted Payments to the Company and to Subsidiaries of the Company (provided, that Restricted Payments made by a non-Wholly-Owned Subsidiary must be made on a pro rata basis (or more favorable basis from the perspective of the Company or the Subsidiary which is the parent of such Subsidiary) based on its ownership interests in such non-Wholly-Owned Subsidiary);
(c)Restricted Payments may be made to purchase or redeem the Capital Stock of the Company (including related stock appreciation rights or similar securities) held by present or former directors, consultants, officers or employees of the Company or any Subsidiaries upon any such Person’s death, disability, retirement or termination of employment or under the terms of any benefit plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this clause (c) shall not exceed in any calendar year $2,500,000 (with unused amounts in any period permitted to be carried over to succeeding periods until used in full; provided, further, that the total amount of such purchases or redemptions under this clause (c) in any calendar year shall not exceed $5,000,000) plus (i) the amount of net proceeds contributed to the Company that were received by the Company during such calendar year from sales of the Company’s Capital Stock to directors, consultants, officers or employees of the Company or any Subsidiaries in connection with permitted compensation and incentive arrangements and (ii) the amount of net proceeds of any key-man life insurance policies received during such calendar year, which, if not used in any year, may be carried forward to any subsequent calendar year; and provided, further, that cancellation of Indebtedness owing to the Company or any Subsidiaries from present or former directors, consultants, officers or employees in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment for purposes of this Section 10.11;
(d)non-cash repurchases of Capital Stock deemed to occur upon the exercise or settlement of stock options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities or other Capital Stock if such Capital Stock represents a portion of the exercise price of, or withholding obligation with respect to, such options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities or other Capital Stock;

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(e)Restricted Payments to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any such Person;
(f)withholding tax payments made on behalf of present or former directors, consultants, officers or employees in connection with the exercise by such Persons of stock options or other rights to purchase Capital Stock or the vesting of restricted Capital Stock (including any repurchase of restricted Capital Stock representing the holder’s tax liability in connection with the vesting thereof); and
(g)the Company and its Subsidiaries may make any other Restricted Payment so long as (i) no Event of Default has occurred and is continuing immediately prior to making such Restricted Payment or would arise upon giving effect (including pro forma effect) thereto and (ii) the Company is in pro forma compliance with the covenants set forth in Section 10.6.

Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of this Section 10.11 will not prohibit any Restricted Payment within ninety (90) days after the date of declaration thereof or the giving of notice with respect thereto, as applicable, if at the date of declaration or the giving of such notice such Restricted Payment would have complied with the provisions of this Section 10.11 (it being understood that such Restricted Payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision).
Section 11.    Events of Default.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or
(d)the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

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(e)(i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect (or to the extent such representation or warranty is qualified by materiality, in any respect) on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect (or to the extent such representation or warranty is qualified by materiality, in any respect) on the date as of which made; or
(f)(i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $50,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition, such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Significant Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Company or any Significant Subsidiary so to purchase or repay such Indebtedness; or
(g)the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h)a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with

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respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or
(i)any event occurs with respect to the Company or any Significant Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or
(j)one or more final judgments or orders for the payment of money aggregating in excess of $50,000,000 (or its equivalent in the relevant currency of payment) (net of insurance proceeds in the event a solvent insurer has acknowledged in writing its obligation to satisfy such judgment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(k)(i) Institution of any steps by the Company or any member of its Controlled Group or any other Person to terminate a Pension Plan if as a result of such termination the Company or any Subsidiary could reasonably be expected to be required to make a contribution to such Pension Plan, or could reasonably be expected to incur a liability or obligation to such Pension Plan, in excess of $50,000,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien securing a material amount under section 303(k) of ERISA; (iii) the present value of the aggregate benefit liabilities under each of the Pension Plans (other than Multiemployer Plans), determined as of the end of such Pension Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Pension Plan’s most recent actuarial valuation report, exceed the aggregate current value of the assets of such Pension Plans, determined as of the end of such Pension Plan’s most recently ended plan year, by $50,000,000 or more; (iv) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $50,000,000; or (v) the Company or any of their Subsidiaries becomes subject to the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; or (vi) any Note Party becomes an entity deemed to hold Plan Assets, and in each case, under this clause (k), such event or circumstance results in a Material Adverse Effect; or

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(l)any Subsidiary Guaranty shall cease to be in full force and effect (other than upon a release of any Subsidiary Guarantor from a Subsidiary Guaranty in accordance with the terms hereof), any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty.
Section 12.    Remedies on Default, Etc.
    Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the applicable Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
    Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

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    Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
    Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.
Section 13.    Registration; Exchange; Substitution of Notes.
    Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes (the “Notes Register”). The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in the Notes Register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such Notes Register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders and beneficial owners of Notes, as recorded in the Notes Register.
    Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for

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registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same Series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1-A, Schedule 1-B or Schedule 1-C, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note of such Series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
    Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
Section 14.    Payments on Notes.
    Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, NY at the principal office of BMO Bank N.A. in such jurisdiction. The Company may not at any time change the place of payment of the Notes without the prior written consent of the Required Holders.

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    Section 14.2.    Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.
    Section 14.3.    FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness, upon the reasonable request of the Company, duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.
Section 15.    Expenses, Etc.
    Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes

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effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the out-of-pocket costs and expenses incurred at any time in connection with any filing of this Agreement and all related documents and financial information with the SVO. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).
The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable and documented attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.
    Section 15.2.    Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.
    Section 15.3.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.
Section 16.    Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of

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such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
Section 17.    Amendment and Waiver.
    Section 17.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:
(a)no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and
(b)no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20 or any defined term (as it is used therein).
    Section 17.2.    Solicitation of Holders of Notes.
(a)Solicitation. The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers and holders of Notes.
(b)Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit

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support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such holder did not consent to such waiver or amendment.
(c)Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
    Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note.
    Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of all or the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the Purchasers or holders of all or a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
Section 18.    Notices.
Except to the extent otherwise provided in Section 7.4, all notices and communications provided for under the Note Documents shall be in writing and sent (1) by registered or certified mail with return receipt requested or express or priority mail with online tracking service available (postage prepaid), (2) by fax if the recipient has provided a fax number in its notice details (provided that a copy of such sent fax is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message that such fax could not be delivered to its recipient), (3) by a nationally recognized commercial delivery service (charges prepaid) or (4) by e-mail if the recipient has provided an e-mail address in its notice details (provided that a copy of such sent e-mail is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an

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automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to its recipient). Any such notice must be sent:
(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
(iii)if to the Company or any Subsidiary Guarantor, to the Company at 6555 West Good Hope Road, Milwaukee, Wisconsin 53223 to the attention of Ann Thornton, Chief Financial Officer & Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.
Section 19.    Reproduction of Documents.
This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, electronic copy or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any Purchaser or holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
Section 20.    Confidential Information.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser

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under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its affiliates and its and its affiliates’ respective directors, officers, employees (legal or contractual), agents, partners, attorneys, trustees, limited partners and investors (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes or portfolio management), (ii) its auditors, consultants, service providers, financial advisors, investment managers, investment advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) if the holder of a Note is a trust or fund, to the beneficiaries or beneficial owners of such trust or fund, (v) any Institutional Investor to which it transfers or pledges or offers to transfer or pledge such Note or any part thereof or any participation therein and any beneficiary, agent, custodian or trustee in connection therewith (if such Person has agreed prior to its receipt of such Confidential Information to hold the information confidential substantially in accordance with this Section 20) and, in each case, any such Person shall have the same rights and obligations with respect to such Confidential Information as the Purchasers have under this Section 20, (vi) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vii) any federal, state or other regulatory authority having jurisdiction over such Purchaser, any recipient of Confidential Information under this Section 20, or in each case, its portfolio or any transactions relating thereto, (viii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency, or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or its investment managers or investment advisors or to its investment portfolio or any transactions relating thereto (x) in response to any subpoena or other legal process, (y) in connection with any litigation, arbitration or dispute resolution process to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

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Section 21.    Substitution of Purchaser.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
Section 22.    Miscellaneous.
    Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
    Section 22.2.    Accounting Terms. (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Financial Reporting Standards 9 – Financial Instruments or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
(b)If any at any time any change in GAAP would affect the computation of any financial ratio set forth in this Agreement or the determination of compliance with any requirement set forth in this Agreement, and either the Company or the Required Holders shall so request, the Company and the holders of Notes shall negotiate in good faith to amend such

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the holders of Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, operating leases shall continue to be treated in accordance with GAAP as in effect immediately prior to the Company’s adoption of FASB ASC 842; provided that, the foregoing shall not apply for purposes of the financial statements delivered pursuant to Section 7.1(a) and 7.1(b) so long as the Compliance Certificate delivered by the Company in connection with such financial statements includes an explanation of the differences resulting from such treatment of leases in a manner reasonably satisfactory to the Required Holders.
    Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
    Section 22.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
    Section 22.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and electronic signatures with respect to this Agreement and all documents relating thereto (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and all documents relating thereto (other than the Notes) by facsimile, e-mail or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and all documents relating thereto (other than the Notes) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to this Agreement or any documents relating to this Agreement, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.
    Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
    Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
(c)The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail) with on-line tracking service available, postage prepaid, return receipt or delivery confirmation requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt or on-line confirmation of delivery furnished by the United States Postal Service or any reputable commercial delivery service.
(d)Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(e)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.
* * * * *

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

BRADY CORPORATION

By:	/s/ Ann E. Thornton
Name: Ann E. Thornton
Title: Chief Financial Officer

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	Barings LLC as Investment Adviser

By:	/s/ Benjamin Jones
Name: Benjamin Jones
Title: Managing Director

BRIGHTHOUSE LIFE INSURANCE COMPANY
By:	Barings LLC as Investment Adviser

By:	/s/ Benjamin Jones
Name: Benjamin Jones
Title: Managing Director

MASSMUTUAL ASCEND LIFE INSURANCE COMPANY
By:	Barings LLC as Investment Adviser

By:	/s/ Benjamin Jones
Name: Benjamin Jones
Title: Managing Director

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT

This Agreement is hereby
accepted and agreed to as
of the date hereof.

BRIGHTHOUSE LIFE INSURANCE COMPANY METLIFE REINSURANCE COMPANY OF HAMILTON, LTD. METROPOLITAN TOWER LIFE INSURANCE COMPANY METROPOLITAN LIFE INSURANCE COMPANY

By:	MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ Thomas Ho
Name: Thomas Ho
Title: Authorized Signatory

SWISS REINSURANCE COMPANY LTD

By:	MetLife Investment Management Limited, as Investment Manager

By:	/s/ Aurelie Hariton-Fardad
Name: Aurelie Hariton-Fardad
Title: Authorised Signatory

PENSION AND SAVINGS COMMITTEE, ON BEHALF OF THE ZURICH AMERICAN INSURANCE COMPANY MASTER RETIREMENT TRUST

By:	MetLife Investment Management Limited, Its Investment Manager

By:	/s/ Thomas Ho
Name: Thomas Ho
Title: Authorized Signatory

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

BANKERS LIFE AND CASUALTY COMPANY
By:	Goldman Sachs Asset Management, L.P., as Investment Manager

By:	/s/ Marisol Gonzalez de Cosio
Name: Marisol Gonzalez de Cosio
Title: Managing Director

GOLDMAN SACHS COLLECTIVE TRUST – PRIVATE PLACEMENT CORE FUND

By:	/s/ Marisol Gonzalez de Cosio
Name: Marisol Gonzalez de Cosio
Title: Managing Director

INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA
By:	Goldman Sachs Asset Management, L.P., as its Agent and Attorney-in-fact

By:	/s/ Marisol Gonzalez de Cosio
Name: Marisol Gonzalez de Cosio
Title: Managing Director

BANKERS LIFE AND CASUALTY COMPANY
By:	Goldman Sachs Asset Management, L.P., as Investment Manager

By:	/s/ Marisol Gonzalez de Cosio
Name: Marisol Gonzalez de Cosio
Title: Managing Director

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

MERIT LIFE INSURANCE CO.
By:	Goldman Sachs Asset Management, L.P., as its Agent and Attorney-in-Fact

By:	/s/ Marisol Gonzalez de Cosio
Name: Marisol Gonzalez de Cosio
Title: Managing Director

PACIFIC GUARDIAN LIFE INSURANCE COMPANY, LTD.
By:	Goldman Sachs Asset Management, L.P., as its Agent and Attorney-in-Fact

By:	/s/ Marisol Gonzalez de Cosio
Name: Marisol Gonzalez de Cosio
Title: Managing Director

REVOL ONE INSURANCE COMPANY
By:	Goldman Sachs Asset Management, L.P., as its Agent and Attorney-in-Fact

By:	/s/ Marisol Gonzalez de Cosio
Name: Marisol Gonzalez de Cosio
Title: Managing Director

TRANS-OCEANIC LIFE INSURANCE COMPANY
By:	Goldman Sachs Asset Management, L.P., as its Agent and Attorney-in-Fact

By:	/s/ Marisol Gonzalez de Cosio
Name: Marisol Gonzalez de Cosio
Title: Managing Director

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA PRUCO LIFE INSURANCE COMPANY

By:	PGIM, Inc., as investment manager

By:	/s/ Thomas Molzahn
Title: Vice President

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York domiciled life insurance company

By:	Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By:	/s/ Greg Miller
Name: Greg Miller
Title: Managing Director

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

NEW YORK LIFE INSURANCE COMPANY
By:	NYL Investors LLC, its Investment Manager

By:	/s/ Gina A. Oddo Senior
Name: Gina A. Oddo Senior
Title: Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	NYL Investors LLC, its Investment Manager

By:	/s/ Gina A. Oddo Senior
Name: Gina A. Oddo Senior
Title: Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)
By:	NYL Investors LLC, its Investment Manager

By:	/s/ Gina A. Oddo Senior
Name: Gina A. Oddo Senior
Title: Director

LIFE INSURANCE COMPANY OF NORTH AMERICA
By:	NYL Investors LLC, its Investment Manager

By:	/s/ Gina A. Oddo Senior
Name: Gina A. Oddo Senior
Title: Director

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	Voya Investment Management LLC, as Agent

By:	/s/ Scott Browm
Name: Scott Browm
Title: Senior Vice President

AUTO-OWNERS INSURANCE COMPANY
HOME-OWNERS INSURANCE COMPANY
OWNERS INSURANCE COMPANY
PROPERTY-OWNERS INSURANCE COMPANY
SOUTHERN-OWNERS INSURANCE COMPANY
BRIGHTHOUSE LIFE INSURANCE COMPANY
STARR INDEMNITY & LIABILITY COMPANY
STARR SURPLUS LINES INSURANCE COMPANY
NGL INSURANCE COMPANY
AMICA MUTUAL INSURANCE COMPANY
AMICA MUTUAL INSURANCE COMPANY
AMICA LIFE INSURANCE COMPANY
STANDARD INSURANCE COMPANY
STATE COMPENSATION INSURANCE FUND
BLUE CROSS AND BLUE SHIELD OF NORTH CAROLINA

By:	Voya Investment Management Co. LLC, as Agent

By:	/s/ Scott Browm
Name: Scott Browm
Title: Senior Vice President

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ Allen Stoltman
Name: Allen Stoltman
Title: Senior Managing Director

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

PRINCIPAL LIFE INSURANCE COMPANY – FUNDS WITHHELD ACCOUNT FOR PRINCIPAL FINANCIAL SERVICES (BERMUDA) LTD.
By:	Principal Global Investors, LLC a Delaware limited liability Company, its authorized signatory

By:	/s/ Charles Schneider
Name: Charles Schneider
Title: Assistant General Counsel

By:	/s/ Angela Harrison
Name: Angela Harrison
Title: Counsel

PRINCIPAL LIFE INSURANCE COMPANY – PRINCIPAL PRT SEPARATE ACCOUNT
By:	Principal Global Investors, LLC a Delaware limited liability Company, its authorized signatory

By:	/s/ Charles Schneider
Name: Charles Schneider
Title: Assistant General Counsel

By:	/s/ Angela Harrison
Name: Angela Harrison
Title: Counsel

PRINCIPAL LIFE INSURANCE COMPANY – PRINCIPAL PFG SEPARATE ACCOUNT
By:	Principal Global Investors, LLC a Delaware limited liability Company, its authorized signatory

By:	/s/ Charles Schneider
Name: Charles Schneider
Title: Assistant General Counsel

By:	/s/ Angela Harrison
Name: Angela Harrison
Title: Counsel

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company of New York

By:	/s/ Jacqueline Baum
Name: Jacqueline Baum
Title: Vice President

JACKSON NATIONAL LIFE INSURANCE COMPANY
By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By:	/s/ Jacqueline Baum
Name: Jacqueline Baum
Title: Vice President

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

STATE FARM LIFE INSURANCE COMPANY

By:	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By:	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA
By:	HPS Investment Partners, LLC, its Sub-Manager

By:	/s/ Trinh Nguyen
Name: Trinh Nguyen
Title: Managing Director

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA
By:	HPS Investment Partners, LLC, its Sub-Manager

By:	/s/ Trinh Nguyen
Name: Trinh Nguyen
Title: Managing Director

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

GENWORTH LIFE INSURANCE COMPANY

By:	/s/ Elizabeth Coley
Name: Elizabeth Coley
Title: Investment Officer

GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Elizabeth Coley
Name: Elizabeth Coley
Title: Investment Officer

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ Elizabeth Coley
Name: Elizabeth Coley
Title: Investment Officer

ENACT MORTGAGE INSURANCE CORPORATION

By:	/s/ Elizabeth Coley
Name: Elizabeth Coley
Title: Investment Officer

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

PROVIDENT LIFE AND CASUALTY INSURANCE COMPANY
By:	Provident Investment Management, LLC Its: Agent

By:	/s/ Ben Vance
Name: Ben Vance
Title: Vice President, Senior Managing Director

COLONIAL LIFE & ACCIDENT INSURANCE COMPANY
By:	Provident Investment Management, LLC Its: Agent

By:	/s/ Ben Vance
Name: Ben Vance
Title: Vice President, Senior Managing Director

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

ENSIGN PEAK ADVISORS, INC.

By:	/s/ Matthew D. Dall
Name: Matthew D. Dall
Title: Head of Credit Research

CLIFTON PARK CAPITAL MANAGEMENT, LLC

By:	/s/ Matthew D. Dall
Name: Matthew D. Dall
Title: Head of Credit Research

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

WESTERN-SOUTHERN LIFE ASSURANCE COMPANY

By:	/s/ Sarah Sparks Herron
Name: Sarah Sparks Herron
Title: Vice President & Deputy General Counsel

By:	/s/ Jay V. Johnson
Name: Jay V. Johnson
Title: Vice President & Treasurer

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

PACIFIC LIFECORP

By:	/s/ James Burritt
Name: James Burritt
Title: Senior Vice President

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

STATE OF WISCONSIN INVESTMENT BOARD

By:	/s/ Christopher P Prestigiacomo
Name: Christopher P Prestigiacomo
Title: Head of Private Debt & Venture Capital

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

FCCI INSURANCE COMPANY
GUIDEONE INSURANCE COMPANY
HCC INTERNATIONAL INSURANCE COMPANY PLC
HCC LIFE INSURANCE COMPANY
NEW YORK MARINE AND GENERAL INSURANCE COMPANY
UNITED FIRE & CASUALTY COMPANY
UNITED OHIO INSURANCE COMPANY
UPLAND SPECIALTY INSURANCE COMPANY

By:	New England Asset Management Inc. Its: Investment Manager

By:	/s/ Robert Tanner
Name:Robert Tanner
Title: Senior Private Placement Analyst

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

MODERN WOODMEN OF AMERICA

By:	/s/ Christopher M. Cramer
Name: Christopher M. Cramer
Title: Director of Investments

By:	/s/ Aaron R. Birkland
Name: Aaron R. Birkland
Title: Sr. Portfolio Manager, Private Placements

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

AMERICAN REPUBLIC INSURANCE COMPANY
PINNACOL ASSURANCE
SUTTON SPECIALTY INSURANCE COMPANY
KENTUCKY EMPLOYERS' MUTUAL INSURANCE AUTHORITY
PEKIN LIFE INSURANCE COMPANY
PRIMERICA LIFE INSURANCE COMPANY
RLI INSURANCE COMPANY

By:	Conning, Inc., as Investment Manager

By:	/s/ Samuel Otchere
Name:Samuel Otchere
Title: Director

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ Craig Lehman
Name: Craig Lehman
Title: VP, Fixed Income Securities

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

AMERICAN FAMILY MUTUAL INSURANCE COMPANY, S.I.

By:	American Family Investments, Inc., its investment manager

By:	/s/ David L. Voge
Name: David L. Voge
Title: Director Private Markets

AMERICAN FAMILY LIFE INSURANCE COMPANY
By:	American Family Investments, Inc., its investment manager

By:	/s/ David L. Voge
Name: David L. Voge
Title: Director Private Markets

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	Cigna Investments, Inc. (authorized agent)

By:	/s/ Jason Smith
Name: Jason Smith
Title: Managing Director

CIGNA HEALTH AND LIFE INSURANCE COMPANY
By:	Cigna Investments, Inc. (authorized agent)

By:	/s/ Jason Smith
Name: Jason Smith
Title: Managing Director

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

KNIGHTS OF COLUMBUS

By:	/s/ Deepak Devaraj
Name: Deepak Devaraj
Title: President & Chief Investment Officer

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

CUMIS INSURANCE SOCIETY, INC.

By:	MEMBERS Capital Advisors, Inc., (d/b/a TruStage Investment Management) acting as Investment Advisor

By:	/s/ Stan J. Van Aartsen
Name: Stan J. Van Aartsen
Title: Managing Director, Investments

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ Bradley Blakney
Name: Bradley Blakney
Title: Director

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

AMERITAS LIFE INSURANCE CORP. a Nebraska corporation

By:	/s/ Michael R. Gatliff
Name: Michael R. Gatliff
Title: Authorized Representative

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

MAG MUTUAL INSURANCE COMPANY

By:	Metropolitan West Asset Management LLC, its Investment Advisor

By:	/s/ Keith Luna
Name: Keith Luna
Title: Managing Director

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT
This Agreement is hereby
accepted and agreed to as
of the date hereof.

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

By:	/s/ Jacob Day
Name: Jacob Day, CFA
Title: VP & CIO

[Signature Page to Note Purchase Agreement]

BRADY CORPORATION	NOTE PURCHASE AGREEMENT

[Signature Page to Note Purchase Agreement]

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Acceptable Rating Agency” means (a) DBRS, Fitch, KBRA, Moody’s or S&P, or (b) any other credit rating agency, other than Egan-Jones Rating Company and its successors, that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Required Holders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person (provided that the purchase of inventory from another Person in the ordinary course of business shall not constitute an Acquisition of such other Person), (b) the acquisition of in excess of 50% of the Capital Stock of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person; provided that a Note Party or a Subsidiary is the surviving entity (in accordance with Section 10.2, as applicable).
“Acquisition Debt” means any Indebtedness of the Company or any of its Subsidiaries that has been issued or incurred for the purpose of financing, in whole or in part, a Permitted Acquisition and any related transactions or series of related transactions; provided that, (x) the release of the proceeds thereof to the Company and its Subsidiaries is contingent upon the consummation of such Permitted Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated prior to the consummation of such Permitted Acquisition or if such Permitted Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Company and its Subsidiaries in respect of such Indebtedness) or (y) such Indebtedness is subject to special mandatory redemption or prepayment in the event such Permitted Acquisition is not consummated.
“Additional Note Purchase Agreement” means any note purchase agreement entered into on or after the Execution Date pursuant to which one or more investors purchase unsecured notes issued by the Company and/or one or more of its Subsidiaries in respect of which the Notes rank at least pari passu.
“Additional Senior Notes” means any note issued pursuant to an Additional Note Purchase Agreement.
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by,
Schedule A
(to Note Purchase Agreement)

or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Applicable Interest Rate” is defined in Section 1.2.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of comprehensive sanctions that have been imposed under Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Milwaukee, Wisconsin are required or authorized to be closed.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means, as at any date, (a) treasury bills, treasury cash management bills and other securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) bank deposits, time deposits, certificates of deposit and bankers acceptances, in each case of any commercial bank of recognized standing having capital and surplus in excess of $100,000,000 (each, an “Approved Lender”), (c) commercial paper issued by any Approved Lender (or by the parent company thereof) which is of investment grade provided, the aggregate principal amount of commercial paper issued by any one issuer shall not exceed $25,000,000, (d) unrated commercial paper issued by Wisconsin corporations, provided, the aggregate principal amount of commercial paper issued by any one issuer shall not exceed $10,000,000, (e) repurchase agreements with an Approved Lender, but only to the extent the same is used as an overnight or over weekend investment, (f) obligations of any state of the United States or any political subdivision thereof, the interest with respect to which is entirely exempt from federal income taxation under Section 103 of the Code and having a rating of A or above by S&P, (g) investments in municipal put bonds and municipal market auction notes and bonds rated A or above by S&P, (h) investments, classified in accordance with GAAP as current assets, in adjustable rate preferred stock (which must be purchased at the call price or below) and money market investment programs registered under the Investment Company Act of 1940, as amended, in each case, which are administered by reputable financial institutions having capital of at least $100,000,000, 70% of the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, and having a rating of A or above by S&P, (i) VEBA investments in municipal put bonds and notes, money market preferred stock and commercial paper, in each case, the interest with respect to which is taxable, and having a long term rating of A or above by S&P and (j) with respect to any Foreign Subsidiary, short-term investments utilized by such Foreign Subsidiary in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clause (h) above.
“Change of Control” is defined in Section 8.8(f).
“Change of Control Prepayment Date” is defined in Section 8.8(b).
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.
“Company” is defined in the first paragraph of this Agreement.
“Computation Period” means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.
“Confidential Information” is defined in Section 20.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, (a) to the extent deducted in computing such Consolidated Net Income and without duplication, (i) depreciation and amortization expense for such period, (ii) Consolidated Interest Expense for such period, (iii) income tax expense for such period, (iv) (A) any unusual or non-recurring expenses or losses and (B) whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on the sales or other dispositions of assets outside the ordinary course of business and after-tax losses (less all fees and expenses or charges related thereto) attributable to the early extinguishment of debt, swaps or other derivative instruments, (v) any other non-cash items for such period (excluding any write-down of current assets and any such non-cash charges to the extent that such charge represents an accrual of or reserve for a future cash payment), (vi) (A) the amount of business optimization expenses and other restructuring charges (which, for the avoidance of doubt, shall include the effect of inventory optimization programs, plant closure, retention, severance, systems establishment costs and excess pension charges), (B) integration costs in connection with the PSS Acquisition not exceeding the midpoint of the range of such costs identified in the report of PwC US Business Advisory, LLP dated as of March 25, 2026, and (C) additional one-time integration costs not exceeding $10,000,000 in the aggregate for all periods, (vii) the amount of cost savings, operating expense reductions and cost synergies (in each case, net of continued associated expenses) relating to the Transactions and any other acquisitions, investments, dispositions, divestitures, restructurings, cost savings initiatives, discontinued operations, operational changes, business expansions or other transactions or initiatives, in each case, that are reasonably identifiable and projected by the Company in good faith to result from actions taken or initiated or are expected to be taken (in the good faith determination of the Company) no later than 24 months after the consummation of such transaction or initiative in the case of the Transactions or 12 months after the consummation of such other transaction or initiative (calculated on a pro forma basis as though such cost savings, operating expense reductions and cost synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions and cost synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions, provided, that such cost savings, operating expense reductions and cost synergies have been reasonably detailed in the applicable certificate pursuant to Section 7.2, (viii) any net unrealized losses resulting from currency translation losses related to currency re-measurements of Indebtedness (including any net loss resulting from Hedging Agreements for currency exchange risk) and any unrealized foreign currency translation losses, (ix) any unrealized mark-to-market losses on Hedging Agreements, (x) the (A) Transaction Costs and (B) other costs, fees, expenses, premiums, make-whole amounts, penalty payments and other similar items in connection with (including, for the avoidance of doubt, any such transaction that is proposed but not consummated) (1) any issuance of Indebtedness permitted hereunder, the amendment, amendment and restatement, refinancing, retirement or repayment of any Indebtedness or any issuance or redemption of equity, (2) any Permitted Acquisitions, (3) any dispositions permitted hereunder and (4) any Investments permitted hereunder, provided, that the aggregate amount of add-backs made pursuant to this clause (a)(x)(B) in connection with any such transactions that are not consummated shall not exceed $7,500,000 for any period, (xi) the costs, fees, expenses, premiums, make-whole amounts, penalty payments, awards, settlement payments and similar amounts arising out of or in connection with any litigation, arbitration and/or other resolutions of legal disputes, (xii) effects of purchase accounting adjustments in amounts required or permitted under GAAP, resulting from the application of purchase accounting or amortization or write-off of any amounts thereof (including any increased expense or depreciation or amortization charges resulting from purchase accounting adjustments or inventory write-ups with respect to acquisitions and amortization charges or write-offs of deferred financing costs and debt issuance costs), net of taxes, (xiii) costs, expenses, charges and losses with respect to liability or casualty and condemnation events, takings under power of eminent domain and similar events or business interruption, in each case to the extent covered by insurance and actually reimbursed or with respect to which the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days (with a deduction for any amount so added back and then denied within such 180-day period) and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), minus (b) to the extent included in computing such Consolidated Net Income and without duplication, (i) any unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, gains on the sales or other dispositions of assets outside the ordinary course of business and gain on early retirement of debt), (ii) non-cash income for such period (excluding any non-cash income to the extent that such income represents a receivable or asset for a future cash receipt), (iii) any net unrealized gains resulting from currency translation gains related to currency re-measurements of Indebtedness (including any net gain resulting from Hedging Agreements for currency exchange risk) and any unrealized foreign currency translation gains, (iv) any unrealized mark-to-market gains on Hedging Agreements, all as determined in accordance with GAAP, (v) any amounts added back pursuant to clause (a)(xiii) in a prior period for which insurance claims were denied by the applicable carrier within 180 days or for which such amounts were not actually reimbursed within 365 days, and (vi) any cash payments made during such period in respect of the non-cash items described in any of clauses (a)(i) through (a)(xiii) above subsequent to the fiscal quarter in which the relevant non-cash charges, expenses or losses were incurred.
For purposes of calculating Consolidated EBITDA for any period of four consecutive quarters, if during such period the Company or any Subsidiary shall have consummated an Acquisition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period and if during such period, the Company or any Subsidiary shall have consummated a disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the last day of the previous period; provided that the aggregate amount of add-backs made pursuant to clauses (a)(iv)(A), (a)(vi)(A), (a)(vii) and (a)(xi) for any period shall not exceed 20% of Consolidated EBITDA for such period (determined prior to giving effect to such add-backs).
“Consolidated Funded Debt” means, without duplication and on a consolidated basis, all Indebtedness of the Company and its Subsidiaries, excluding (i) contingent obligations in respect of undrawn letters of credit, bank guarantees and banker’s acceptances and Suretyship Liabilities in respect of obligations not constituting Indebtedness, (ii) net obligations under Hedging Agreements, (iii) Securitization Obligations to the extent such obligations would not be required to be included on the consolidated balance sheet of the Company in accordance with GAAP, (iv) obligations to pay the deferred purchase price of services, and (v) obligations in respect of letters of credit that are Cash Collateralized (as defined in the Primary Credit Agreement as of the Execution Date).
“Consolidated Interest Coverage Ratio” means, for any Computation Period, the ratio of (a) Consolidated EBITDA for such Computation Period to (b) Consolidated Interest Expense for such Computation Period.
“Consolidated Interest Expense” means, for any Computation Period, the consolidated interest expense of the Company and its Subsidiaries for such Computation Period, as determined in accordance with GAAP.
“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income (or loss) of the Company and its Subsidiaries (excluding (i) extraordinary items and (ii) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Company’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution) for that period, as determined in accordance with GAAP.
“Consolidated Net Leverage Ratio” means, for any Computation Period, the ratio of (a) the difference of (i) Consolidated Funded Debt as of the last day of such Computation Period minus (ii) Specified Cash as of the last day of such Computation Period to (b) Consolidated EBITDA for such Computation Period.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.
“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.
“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code or Section 4001 of ERISA.
“DBRS” means DBRS, Inc., or any successor to the rating agency business thereof.
“Debt Rating” means the debt rating of the Notes, which rating shall specifically describe each Series of Notes, including their interest rate, maturity and Private Placement Number, as determined from time to time by any Acceptable Rating Agency.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means, with respect to any Series of Notes, that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series or (b) 2.00% over the rate of interest publicly announced by BMO Bank N.A. in New York, New York as its “base” or “prime” rate.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Designated Borrower” means any Wholly-Owned Subsidiary of the Company that is not an Excluded Subsidiary that is or becomes a “Designated Borrower” under the Primary Credit Agreement pursuant to Section 2.14 thereof as in effect on the date of this Agreement.
“Disclosure Documents” is defined in Section 5.3.
“Discounted Value” is defined in Section 8.6.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.
“Economic Sanctions Laws” means U.S. Economic Sanctions Laws and similar laws under the laws of the United Nations, the European Union or the United Kingdom.
“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Materials or injury to the environment.
“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed and enforceable duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental matters.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time in effect.
“Event of Default” is defined in Section 11.

“Excluded Subsidiary” means (i) each Subsidiary that is a captive insurance company, (ii) each Securitization Subsidiary, (iii) each not-for-profit Subsidiary, (iv) any Subsidiary prohibited by law from becoming a Subsidiary Guarantor, (v) each Subsidiary that is not a Wholly-Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly-Owned Subsidiary), and (vi) each Immaterial Subsidiary.
“Execution Date” is defined in Section 3.
“Existing Credit Agreement” means the Credit Agreement dated as of August 1, 2019, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to June 12, 2026, among the Company, the other borrowers party thereto from time to time, the guarantors party thereto from time to time, the various financial institutions party thereto as lenders from time to time and BMO Bank N.A., as administrative agent.
“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.
“Financial Covenant” means any covenant (whether set forth as a covenant, undertaking, prepayment, event of default or restriction) that requires the Company or any Subsidiary to (a) maintain a specified level of net worth, shareholders’ equity, total assets, cash flow or net income, (b) maintain any relationship of any component of its capital structure to any other component thereof (including without limitation, the relationship of indebtedness to total capitalization or to net worth) or (c) maintain a measure of its ability to service its indebtedness determined by reference any specified ratio, including, without limitation, a ratio of revenues, cash flow or net income to indebtedness, interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness.
“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.
“Fiscal Year” means the fiscal year of the Company and its Subsidiaries, which period shall be the twelve-month period ending on July 31 of each year or, at the Company’s election, an alternative year-end date (so long as such election is consistent with the Company’s filings with the SEC).
“Fitch” means Fitch Ratings, Inc., or any successor to its rating agency business.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States of America and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting

Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.
“Governmental Authority” means
    (a)    the government of
    (i)    the United States of America or any state or other political subdivision thereof, or
    (ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
    (b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official governmental capacity.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
    (a)    to purchase such indebtedness or obligation or any property constituting security therefor;
    (b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
    (c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
    (d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substance as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law, excluding household hazardous waste.
“Hedging Agreement” means (a) any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under Hedging Agreements.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the Notes Register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 15.1, 15.2, 17.2 and 18 and any related definitions in this Schedule A (including the definition of “Institutional Investor”), “holder” shall mean the beneficial owner of such Note whose name and address appears in the Notes Register.
“Immaterial Subsidiary” means any Subsidiary that (a) did not, as of the last day of the most recently ended Fiscal Quarter for which financial statements have been (or were required to be) delivered pursuant to Section 7.1(a) or Section 7.1(b) have assets with a value in excess of 2.5% of consolidated tangible assets and revenues representing in excess of 2.5% of total revenues of the Company and its Subsidiaries on a consolidated basis as of such date, and (b) taken together with all such Subsidiaries as of such date, did not have assets with a value in excess of 10.0% of consolidated tangible assets and revenues representing in excess of 10.0% of total revenues of the Company and its Subsidiaries on a consolidated basis as of such date.
“Incorporated Covenant” is defined in Section 9.11.
“Indebtedness” with respect to any Person means, at any time, without duplication,
    (a)    its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;
    (b)    its liabilities for the deferred purchase price of property acquired by such Person (excluding (i) trade and similar accounts payable and accrued expenses in the ordinary course of business and (ii) accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business);
    (c)    (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;
    (d)    all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
    (e)    all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money), but excluding trade letters of credit;
    (f)    the aggregate Swap Termination Value of all Swap Contracts of such Person; and
    (g)    any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.
Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. If any of the foregoing Indebtedness is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Indebtedness shall be equal to the lesser of the amount of such Indebtedness and the fair market value of such asset or assets at the date for determination of the amount of such Indebtedness. The amount of Indebtedness of the Company and its Subsidiaries hereunder shall be calculated without duplication of Suretyship Liabilities of the Company or any Subsidiary in respect thereof. Indebtedness shall not include (1) indebtedness owing to the Company by any Subsidiary or indebtedness owing to any Subsidiary by the Company or another Subsidiary, (2) any customary earnout or holdback or similar obligations in connection with Acquisitions permitted hereunder, (3) any obligations of the Company or its Subsidiaries in respect of customer advances received and held in the ordinary course of business, (4) performance bonds or performance guaranties (or bank guaranties or letters of credit in lieu thereof) entered into in the ordinary course of business, (5) defeased and/or discharged indebtedness, (6) interest, fees, premium or expenses, if any, relating to the principal amount of Indebtedness to the extent not paid in kind, or (7) all obligations of any Person as lessee under operating leases, in accordance with GAAP as in effect immediately prior to the adoption of FASB ASC 842.

“INHAM Exemption” is defined in Section 6.2(e).
“Intercompany Debt” is defined in Section 9.8(b).
“Internal Revenue Code” means the Internal Revenue Code of 1986.
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, (d) any Related Fund of any holder of any Note and (e) any trust or fund whose beneficiaries or beneficial owners are Institutional Investors described in the foregoing clauses (a) through (d) hereof.
“Interest Payment Date” is defined in Section 1.2.
“Investment” means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, incurrence of Suretyship Liability in respect of, or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Joinder Agreement” is defined in Section 9.7(a).
“KBRA” means Kroll Bond Rating Agency, LLC, or any successor to the rating agency business thereof.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements) (but excluding the interest of a lessor under an operating lease).
“Make-Whole Amount” is defined in Section 8.6.
“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.
“Material Credit Facility” means, as to the Company and its Subsidiaries,
    (a)    the Primary Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and
    (b)    any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.
“Maturity Date” means the Series A Maturity Date, the Series B Maturity Date or the Series C Maturity Date, as applicable.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
“More Favorable Covenant” is defined in Section 9.11.
“Most Favored Lender Notice” is defined in Section 9.11.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners.
“NAIC Annual Statement” is defined in Section 6.2(a).
“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
“Note Documents” means this Agreement, the Subsidiary Guaranty, the Notes, any amendment, supplement or other modification to any of the foregoing.

“Note Parties” means, collectively, the Company and the Subsidiary Guarantors, and “Note Party” means any one of the Note Parties.
“Notes Register” is defined in Section 13.1.
“Notes” is defined in Section 1.1.
“Notice of Change of Control” is defined in Section 8.8(a).
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any comprehensive economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at https://ofac.treasury.gov/sanctions-programs-and-country-information.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“Outside Date” means January 17, 2027.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Permitted Acquisition” means (x) the PSS Acquisition and (y) any Acquisition by the Company or a Subsidiary which satisfies each of the following requirements: (a) no Default or Event of Default has occurred and is continuing at the time of, or immediately after giving effect to, such Acquisition; and (b) such Acquisition has been approved by the board of directors and/or shareholders (or equivalent) of the target of such Acquisition.
“Permitted Acquisition Holiday” is defined in Section 10.6(a).
“Permitted Securitization” means any program providing for (a) the direct or indirect sale, contribution and/or transfer to a Securitization Subsidiary, in one or more related and substantially concurrent transactions, of accounts receivable, general intangibles, chattel paper or other financial assets (including rights in respect of Capital Leases) and related rights of the Company or any Subsidiary in transactions intended to constitute (and opined by outside legal counsel reasonably satisfactory to the Required Holders in connection therewith to constitute) true sales or true contributions to such Securitization Subsidiary and (b) the provision of financing secured by the assets so sold, contributed and/or transferred, whether in the form of secured loans or the acquisition of undivided interests in such assets.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or governmental authority.
“Plan Asset Regulation” means the U.S. Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, or any successor regulation thereto, as in effect at the time of reference, as modified by Section 3(42) of ERISA.
“Plan Assets” means “plan assets” as defined in the Plan Asset Regulation.
“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
“Presentation” is defined in Section 5.3.
“Primary Credit Agreement” means that certain Credit Agreement dated as of June 12, 2026 by and among the Company and the other borrowers and guarantors from time to time party thereto, BMO Bank N.A., as administrative agent, and the other lenders from time to time party thereto, as amended by that certain First Amendment to Credit Agreement dated as of August 3, 2026, as the same may be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.
“Priority Debt” means (without duplication), as of the date of any determination thereof, the sum of (i) all unsecured Indebtedness of the Priority Debt Subsidiaries (including all Guarantees of such Indebtedness of the Company or any Subsidiary, but excluding (x) unsecured Indebtedness owing to the Company or any other Subsidiary and (y) unsecured Indebtedness outstanding at the time such Person became a Subsidiary, provided that such Indebtedness shall not have been incurred in contemplation of such person becoming a Subsidiary) and (ii) all Indebtedness of the Priority Debt Subsidiaries secured by Liens, other than Indebtedness secured by Liens permitted by subparagraphs (a) through (t), inclusive, of Section 10.5.
“Priority Debt Subsidiaries” means, collectively, each Foreign Subsidiary that is a Designated Borrower or that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility, provided that no Subsidiary Guarantor shall constitute a Priority Debt Subsidiary.
“Private Rating Letter” means a letter issued by an Acceptable Rating Agency in connection with any private Debt Rating for each Series of Notes, which (a) sets forth the Debt Rating for such Series of Notes, (b) refers to the Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services in respect of such Series of Notes, (c) addresses the likelihood of payment of both principal and interest on such Series of Notes (which requirement shall be deemed satisfied if either (x) such letter includes confirmation that the rating reflects the

Acceptable Rating Agency’s assessment of the Company’s ability to make timely payment of principal and interest on such Series of Notes or a similar statement or (y) such letter is silent as to the Acceptable Rating Agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary), (d) includes such other information describing the relevant terms of such series of Notes as may be required from time to time by the SVO or any other governmental authority having jurisdiction over any holder of such series of Notes and (e) shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the letter from being shared with the SVO or any other governmental authority having jurisdiction over any holder of such Series of Notes.
“Private Rating Rationale Report” means, with respect to any Private Rating Letter, a report issued by the applicable Acceptable Rating Agency in connection with such Private Rating Letter setting forth an analytical review of the applicable series of Notes explaining the transaction structure, methodology relied upon, and, as appropriate, analysis of the credit, legal, and operational risks and mitigants supporting the assigned private Debt Rating for such series of Notes, in each case, on the letterhead of the Acceptable Rating Agency or posted on its controlled website and generally consistent with the work product that a rating agency would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other governmental authority having jurisdiction over any holder of such series of Notes from time to time.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PSS Acquisition” means the purchase by the Company, through its Wholly-Owned Subsidiary, Brady Worldwide Inc., of 100% of the outstanding equity interests of certain Subsidiaries of Honeywell International Inc. pursuant to the PSS Acquisition Agreement.
“PSS Acquisition Agreement” means that certain Equity Purchase Agreement, dated as of April 20, 2026, among the Company, Brady Worldwide Inc. and Honeywell International Inc.
“PSS Acquisition Date” means the date of the consummation of the PSS Acquisition.
“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information and current registered Note numbers.

“Purchasers’ Special Counsel” means the collective investors’ counsel who in the case of any Purchaser, may be serving as counsel to such Purchaser or as counsel to such Purchaser’s investment manager or investment advisor, as the case may be.
“QPAM Exemption” is defined in Section 6.2(d).
“Qualified Acquisition” means any Permitted Acquisition (or any series of Permitted Acquisitions occurring in any four fiscal quarter period), other than the PSS Acquisition, consummated after the earlier of (i) the date of termination of the PSS Acquisition Agreement without the consummation of the PSS Acquisition or express abandonment of the PSS Acquisition and (ii) the second anniversary of the date of Closing, with an aggregate consideration of at least $100,000,000; provided, that for any such acquisition to qualify as a Qualified Acquisition, the Company shall have provided prior written notice to the holders of the Notes that the Company has elected to treat such acquisition as a Qualified Acquisition.
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Reinvestment Yield” is defined in Section 8.6.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment manager or investment advisor as such holder or by an affiliate of such holder or such investment manager or investment advisor.
“Remaining Average Life” is defined in Section 8.6.
“Remaining Scheduled Payments” is defined in Section 8.6.
“Reported” is defined in Section 8.6.
“Required Holders” means at any time (a) prior to the Closing, the Purchasers and (b) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Responsible Officer” means the chief executive officer, the president, any senior vice president, any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock of such Person or any option, warrant or other right to acquire any such Capital Stock of such Person.

“SEC” means the Securities and Exchange Commission of the United States of America.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.
“Securitization Obligations” means the aggregate investment or claim (as opposed to the value of the underlying assets subject to the applicable Permitted Securitization) held at any time by all purchasers, assignees or transferees of (or of interests in), or holders of obligations that are supported or secured by, accounts receivable, general intangibles, chattel paper or other financial assets (including rights in respect of Capital Leases) and related rights of the Company or any Subsidiary in connection with Permitted Securitizations.
“Securitization Subsidiary” means a special purpose, bankruptcy remote, directly or indirectly Wholly-Owned Subsidiary of the Company that is formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, contribution, transfer, sale and financing of assets and related rights in connection with and pursuant to one or more Permitted Securitizations.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer, any assistant treasurer or comptroller of the Company.
“Series” is defined in Section 1.1.
“Series A Maturity Date” is defined in Section 1.2.
“Series A Notes” is defined in Section 1.1.
“Series B Maturity Date” is defined in Section 1.2.
“Series B Notes” is defined in Section 1.1.
“Series C Maturity Date” is defined in Section 1.2.
“Series C Notes” is defined in Section 1.1.
“Settlement Date” is defined in Section 8.6.
“Significant Subsidiary” means, at any time, (a) any Subsidiary having (i) assets (after intercompany eliminations) with a value not less than 2.5% of the total value of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or (ii) revenues (after elimination of intercompany revenues) not less than 2.5% of the consolidated revenues of the Company and its Subsidiaries, taken as a whole, in each case for, or as of the end of, the most recently ended Computation Period, as the case may be, and (b) any Subsidiary that is a Note Party.

“Source” is defined in Section 6.2.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.
“Specified Cash” means the aggregate amount of unrestricted cash and Cash Equivalents of the Company and its Subsidiaries (excluding, for the avoidance of doubt, cash collateral in respect of letter of credit obligations) not exceeding 50% of Consolidated EBITDA as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b), subject, in the case of cash of Foreign Subsidiaries so netted, to the requirement that such cash be freely transferable without restriction (unless such restriction has been waived or terminated) to the United States (it being understood and agreed that cash of Foreign Subsidiaries shall be deemed “freely transferable without restriction” (i) notwithstanding any procedures or limitations that are solely within the control of the Company or applicable Foreign Subsidiary and which do not require the approval or consent of any other third party or Governmental Authority or (ii) in the case of cash maintained in the People’s Republic of China, notwithstanding the requirement to obtain approval from the State Administration of Foreign Exchange (“SAFE”) if, as of any date of determination, SAFE has not denied the then most recent approval request by the Company or any of its Subsidiaries to repatriate such cash out of the People’s Republic of China).
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of comprehensive economic sanctions imposed under U.S. Economic Sanctions Laws.
“Subordinated Debt” means any unsecured Indebtedness of the Company or any Subsidiary that (a) is subordinated to the Notes in a manner approved in writing by the Required Holders and (b) has (i) no amortization prior to the date that is at least 91 days after the Series C Maturity Date, (ii) financial covenants and events of default (and related definitions) that are acceptable to the Required Holders and (iii) no limitation on senior Indebtedness (or any guaranty thereof) that is unacceptable to the Required Holders.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 2.2.
“Substitute Purchaser” is defined in Section 21.
“Suretyship Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be equal to the lesser of (i) the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Suretyship Liability is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, and (ii) the stated amount of such Suretyship Liability.
“SVO” means the Securities Valuation Office of the NAIC.
“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
“Transactions” means, collectively, (a) the funding of the term loans made to the borrowers under the Primary Credit Agreement on the PSS Acquisition Date, the funding of any revolving loans made to the borrowers under the Primary Credit Agreement on the PSS Acquisition Date, the proceeds of which are applied in accordance with Section 7.10 of the Primary Credit Agreement as in effect on the date of this Agreement, and the consummation of the other transactions contemplated by the Primary Credit Agreement, (b) the consummation of the PSS Acquisition and the other transactions contemplated by the PSS Acquisition Agreement (for the avoidance of doubt, including the payment of all amounts and consideration pursuant to the PSS Acquisition Agreement), (c) the execution, delivery and performance by the loan parties under the Primary Credit Agreement of the loan documents under the Primary Credit Agreement to which they are party, (d) the refinancing of the Existing Credit Agreement and (e) the payment of Transaction Costs.
“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount and upfront fees) payable or otherwise borne by the Company and its Subsidiaries in connection with the Transactions and the transactions contemplated thereby.
“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which comprehensive economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“Wholly-Owned Subsidiary” means any Person 100% of whose Capital Stock is at the time owned by the Company directly or indirectly through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by the Company.

[FORM OF SERIES A NOTE]
Brady Corporation
5.43% Senior Note, Series A, Due August 3, 2031
No. A-[__]    [Date]
$[_______]    PPN 104674 A*7
For Value Received, the undersigned, Brady Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to [____________], or its registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on August 3, 2031 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.43% per annum from the date hereof, payable semiannually, on the 3rd day of February and August in each year, commencing with the February 3rd or August 3rd next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at BMO Bank N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated August 3, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving
Schedule 1-A
(to Note Purchase Agreement)

payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment and mandatory offers of prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the law of a jurisdiction other than such State.

BRADY CORPORATION

By:
Name:
Title:

1-A-2

[FORM OF SERIES B NOTE]
Brady Corporation
5.65% Senior Note, Series B, Due August 3, 2033
No. B-[__]    [Date]
$[_______]    PPN 104674 A@5
For Value Received, the undersigned, Brady Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to [____________], or its registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on August 3, 2033 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.65% per annum from the date hereof, payable semiannually, on the 3rd day of February and August in each year, commencing with the February 3rd or August 3rd next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at BMO Bank N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated August 3, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving
Schedule 1-B
(to Note Purchase Agreement)

payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment and mandatory offers of prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the law of a jurisdiction other than such State.

BRADY CORPORATION

By:
Name:
Title:
1-B-2

[FORM OF SERIES C NOTE]
Brady Corporation
5.90% Senior Note, Series C, Due August 3, 2036
No. C-[__]    [Date]
$[_______]    PPN 104674 A#3
For Value Received, the undersigned, Brady Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to [____________], or its registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on August 3, 2036 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.90% per annum from the date hereof, payable semiannually, on the 3rd day of February and August in each year, commencing with the February 3rd or August 3rd next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at BMO Bank N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated August 3, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving
Schedule 1-C
(to Note Purchase Agreement)

payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment and mandatory offers of prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the law of a jurisdiction other than such State.

BRADY CORPORATION

By:
Name:
Title:
1-C-2

APPLICABLE INTEREST RATES FOR THE NOTES

If the Closing for the Notes occurs on any date:	The Applicable Interest Rate per annum for the Series A Notes will be:	The Applicable Interest Rate per annum for the Series B Notes will be:	The Applicable Interest Rate per annum for the Series C Notes will be:
On or prior to October 17, 2026	5.43%	5.65%	5.90%
After October 17, 2026 and on or prior to November 17, 2026	5.43% plus 0.02% (2 bps) = 5.45%	5.65% plus 0.02% (2 bps) = 5.67%	5.90% plus 0.02% (2 bps) = 5.92%
After November 17, 2026 and on or prior to December 17, 2026	5.43% plus 0.04% (4 bps) = 5.47%	5.65% plus 0.04% (4 bps) = 5.69%	5.90% plus 0.04% (4 bps) = 5.94%
After December 17, 2026, and on or prior to January 17, 2027	5.43% plus 0.06% (6 bps) = 5.49%	5.65% plus 0.06% (6 bps) = 5.71%	5.90% plus 0.08% (8 bps) = 5.98%

Schedule 1.2
(to Note Purchase Agreement)